UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
HAVERTY FURNITURE COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

780 Johnson Ferry Road, Suite 800
Atlanta, GA  30342

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m., Monday, May 8, 2017

Place:	Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland

Items of Business:	1.	Election of Directors: Holders of Class A common stock to elect six directors. Holders of common stock to elect three directors.
	2.	Approval of the Director Compensation Plan, as amended and restated.
	3.	Advisory vote on our named executives' compensation.
	4.	Advisory vote on the frequency of the stockholder vote on our named executives' compensation.
	5.	Ratification of the appointment of Grant Thornton LLP as our independent auditor.
	6.	Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You may vote if you owned shares of our common stock or Class A common stock at the close of business on March 10, 2017.

Proxy Voting:	Your vote is very important! Please vote in one of these ways:
	1.	Visit the website listed on your proxy or vote instruction card;
	2.	Use the toll-free telephone number shown on the enclosed proxy or vote instruction card; or
	3.	Mark, sign, date and promptly return the enclosed proxy or vote instruction card in the postage-paid envelope provided.

Date of Availability:
On or about March 29, 2017, we will mail to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2016 annual report and how to vote online.

By Order of the Board of Directors
Jenny Hill Parker
Senior Vice President, Finance,
  Secretary and Treasurer

GENERAL INFORMATION

Our board of directors is furnishing you this proxy statement to solicit proxies on its behalf in connection with the 2017 annual meeting of stockholders of Haverty Furniture Companies, Inc.  The meeting will be held on May 8, 2017 at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. Eastern Time.

Who may vote?
You may vote if you were a holder of record of Haverty Furniture Companies, Inc. as of the close of business on March 10, 2017.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We are providing access to our proxy materials over the Internet.  As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials.  The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy.  In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email.  A stockholder's election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

How can I access the proxy materials over the Internet?
Your Notice or proxy card will contain certain instructions on how to view our proxy materials for the annual meeting.

Why should I vote?
Your vote is very important regardless of the amount of stock you hold.  The board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?
You may vote using any of the following methods:

Visit the website listed on your Notice or proxy card to vote VIA THE INTERNET.
Call the telephone number on your Notice or proxy card to vote BY TELEPHONE.
Sign, date and return your Notice or proxy card form in the enclosed envelope to vote BY MAIL.

If I vote using the Internet, telephone or mail, may I still attend the annual meeting?
Yes. The board recommends that you vote using one of the methods discussed above, as it is not practical for most stockholders to attend and vote at the annual meeting.  Using another method to vote will not limit your right to vote at or attend the annual meeting. However, if your shares are held in street name you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.
We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings. Accordingly, this is a very brief meeting conducted by our corporate secretary and not attended by our directors.

Can I change my mind after I vote?
You may change your vote at any time before the polls close at the meeting. You may do this by: (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again by telephone or over the Internet prior to 11:59 p.m. (EDT) on May 7, 2017, or (3) voting again at the meeting.

GENERAL INFORMATION

How do I vote shares that are held by my broker?
If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you.  Most brokers offer voting my mail, by telephone and the Internet.

How will a quorum be determined?
A majority of the outstanding shares of the combined classes of common stock present or represented by proxy constitutes a quorum for the annual meeting.  As of the record date, we had 19,304,024 shares of common stock and 1,815,649 shares of Class A common stock.

What am I voting on, what is the vote required for each proposal to pass and what is the effect of abstentions and uninstructed shares on the proposal?
Proposals	Board Voting Recommendation	Votes Required For Approval	Abstentions	Uninstructed shares
Election of Directors – Class A Common Stock Holders Common Holders	FOR FOR	Plurality – the most affirmative votes	No effect	No effect
Approval of the Director Compensation Plan, as amended and restated	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Advisory vote on our named executives' compensation	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Advisory vote on the frequency of stockholder vote of our named executives' compensation	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	No effect
Ratification of the appointment of Grant Thornton LLP as our independent auditor	FOR	Combined majority of votes cast in person or by proxy	Counts as a vote against	Discretionary voting by broker permitted
The owners of Class A common stock and common stock vote as separate classes in the election of directors.  Holders of Class A common stock will elect six directors and holders of common stock will elect three directors.  On all other matters the owners of common stock are entitled to one vote for each share held and the owners of Class A common stock are entitled to ten votes per share held.
The election of directors requires a plurality or the most affirmative votes for approval.  A "withhold vote" or "abstention" will have no effect on the vote's outcome, because the candidates who receive the highest number of "for" votes are elected. The remaining proposals require a combined majority of votes cast in person or by proxy for approval.
Abstentions are counted for purposes of quorum and have the effect of a vote "against" any matter as to which they are specified.
Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

GENERAL INFORMATION

What is the effect of an "advisory" vote?
Because your vote with respect to approval of our executive compensation and frequency of the vote is advisory, it will not be binding upon the board.  However, our Employee Benefits and Executive Compensation Committee (the "Compensation Committee") and the board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers.

Could other matters be decided at the annual meeting?
We are not aware of any matters that will be considered at the annual meeting other than those set forth in this proxy statement.  However, if any other matters arise at the annual meeting, the persons named in your proxy will vote in accordance with their best judgment and only with respect to shares you own as a stockholder of record.

Who tabulates the votes?
Broadridge Financial Solutions, Inc., an independent third party, will count the votes.

Where can I find the voting results of the annual meeting?
We will announce voting results at the annual meeting and we will publish the final results in a Form 8-K to be filed with the SEC on or before May 12, 2017. You may access or obtain a copy of this and other reports free of charge on our website at havertys.com, or by contacting our corporate secretary.

What if I want to receive a paper copy of the annual report and proxy statement?
If you wish to receive a paper copy of the 2016 annual report and 2017 proxy statement, or future annual reports and proxy statements, please call 1-800-241-4599 or write to: Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA 30342.   We will deliver the requested documents to you promptly upon your request.

If I share my residence with another stockholder, how many copies of the Notice regarding Internet availability of proxy materials or of the printed proxy materials will I receive?
In accordance with SEC rules, we are sending only a single Notice of Internet availability of proxy materials or set of the printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address.  This practice, known as "householding," reduces the volume of duplicate information received at your household and helps us reduce costs.
Each stockholder subject to householding that requests printed proxy materials will receive a separate proxy card or voting instruction card.  We will deliver promptly, upon written requests, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered.  If you received a single set of these documents for the year, but you would prefer to receive your own copy, you may direct requests for separate copies to:  Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, GA  30342.  If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

OUR BOARD OF DIRECTORS

The board of directors currently consists of nine members.  At this annual meeting, six directors will be elected by the holders of Class A common stock and three directors will be elected by the holders of common stock to hold office until the next annual meeting.  The election of our directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock.

The nominees for election at the 2017 annual meeting were approved for nomination by the Nominating and Corporate Governance Committee (the "Governance Committee") of the board. All of the nominees are currently directors of Havertys.

 We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that the proxies will vote for the election of another nominee to be designated by the Governance Committee and the board.

Experience and Skills

The board believes that it is necessary for each of our directors to possess many qualities and skills.  As discussed in more detail on page 11 of this proxy statement, the board considers several qualifications, attributes, skills, characteristics and other factors when evaluating individual directors, as well as the composition of the board as a whole to determine that the person should serve as a director of the Company.

The biographies of each of the nominees contain information regarding the person's experience and director positions held currently or at any time during the last five years.  The fact that an icon is not shown does not mean the individual does not possess the experience, qualification or skill.

Class A Common Stock Nominees	Common Stock Nominees

	Glover	Haverty	Humann	Mangum	Smith	Trujillo	Dukes	Palmer	Schuermann
Current/Former CEO	✓		✓	✓	✓	✓			✓
Corporate/Public Company	✓	✓	✓		✓	✓	✓	✓	✓
Consumer Focused		✓	✓	✓	✓	✓	✓	✓	✓
Consumer Marketing/Brand Building		✓	✓	✓	✓			✓	✓
Corporate Finance and Reporting	✓		✓	✓		✓	✓	✓	✓
Finance	✓		✓	✓		✓	✓	✓	✓
Furniture Industry		✓			✓				✓
Global				✓	✓	✓		✓	✓
Management/Corporate	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Assessment	✓	✓	✓	✓	✓	✓	✓	✓	✓
Sales				✓	✓	✓	✓

Proposal 1: Nominees for Election by Holders of Class A Common Stock

John T. Glover Independent Director since 1996
Age 70

Principal Occupation:  Retired, Vice Chairman of Post Properties, Inc., a real estate investment trust that develops and operates upscale multifamily apartment communities, from March 2000 to February 2003; President of Post Properties, Inc. from 1994 to 2000.

Directorships: Member of the Board of Trustees of Emory University,
a Director of Emory Healthcare, Inc. and Trustee Emeritus of The Lovett School.

Experience:

Rawson Haverty, Jr. Management Director since 1992
Age 60

Principal Occupation: Senior Vice President, Real Estate and Development of Havertys since 1998.  Over 32 years with Havertys in various positions.

Directorships: StarPound Technologies and World Children's Center and a member of the Advisory Board of the Center for Ethics at Emory University.

Experience:

L. Phillip Humann Age 71	Independent Director since 1992 Chairman of the Board from 2010 to 2012 Lead Director since 2012
Principal Occupation:  Retired, former Chairman of the Board of SunTrust Bank, Inc. ("SunTrust") from 1998 to 2008.  Chief Executive Officer of SunTrust from 1998 to 2007 and President from 1998 to 2004.

Directorships: Coca-Cola Enterprises Inc. and Equifax, Inc.

Experience:

Nominees for Election by Holders of Class A Common Stock

Mylle H. Mangum Independent Director since 1999
Age 68

Principal Occupation:  Chief Executive Officer of IBT Enterprises, LLC, a provider of design, construction and consultant services for the retail banking and specialty retail industries since 2003.

Directorships: Barnes Group, Inc., Express, Inc., PRGX Global, Inc. and
     The Shopping Center Group.

Experience:

Clarence H. Smith Age 66	Management Director since 1989 Chairman of the Board since 2012
Principal Occupation:  President and Chief Executive Officer of Havertys since 2003.  Over 43 years with Havertys in various positions.

Directorships:  Oxford Industries, Inc. and member of the Board of Trustees of Marist School.

Experience:

Al Trujillo Independent Director since 2003
Age 57

Principal Occupation: President and Chief Operating Officer of the Georgia Tech Foundation since 2013. Investment Funds Advisor from 2007 to 2013.  Former President and Chief Executive Officer of Recall Corporation, a global information management company until 2007. Various positions with Brambles Industries, Ltd, parent company of Recall Corporation from 1996 until 2007.

Directorships: SCANA Corporation and a member of the Board of Trustees of Marist School.

Experience:

Clarence H. Smith and Rawson Haverty, Jr. are first cousins and officers of Havertys.

Nominees for Election by Holders of Common Stock

L. Allison Dukes Independent Director since 2016
Age 41

Principal Occupation:  President, Chairman and CEO of the Atlanta Division of SunTrust Banks, Inc. since 2015.  Executive Vice President and Private Wealth Management Line of Business Executive from 2013 until 2014.  Chief Financial Officer of Consumer Banking and Private Wealth Management in 2012.  Balance Sheet Manager from 2010 until 2011 and Managing Director and Head of Syndicated Finance Originations at SunTrust Robinson Humphrey from 2008 until 2009.

Directorships: Member of the Executive Board of Junior Achievement of Georgia.

Experience:

Vicki R. Palmer Independent Director since 2001
Age 62

Principal Occupation:  Retired, former Executive Vice President, Financial Services and Administration for Coca‑Cola Enterprises Inc. from 2004 until 2009.  Senior Vice President, Treasurer and Special Assistant to the CEO of Coca-Cola Enterprises Inc. from 1999 to 2004.

Directorships:  First Horizon National Corporation and a member of the Board of Governors of the Woodruff Arts Center.

Experience:

Fred L. Schuermann Independent Director since 2001
Age 70

Principal Occupation:  Retired, former President and Chief Executive Officer of LADD Furniture Inc. ("LADD") from 1996 until 2001.  Chairman of LADD from 1998 until 2000.

Experience:

Our Board of Directors recommends a vote "FOR" each of the Director Nominees.

CORPORATE GOVERNANCE - BOARD OF DIRECTORS

The following sections provide an overview of our corporate governance structure and processes as it relates specifically to our board of directors.

Director Independence

Our Corporate Governance Guidelines ("Governance Guidelines") state that a majority of the directors must be non-management directors who meet the "independence" requirements of the New York Stock Exchange (the "NYSE"). The Governance Committee conducts an annual review of the independence of the members of the board and its committees and the board affirmatively determines the independence of each director. Based on the standards contained in our Governance Guidelines, the NYSE corporate governance requirements and the recommendations of the Governance Committee, the board has determined that each of the following non-employee director nominees is independent and has no material relationship with the Company that could impair their independence.

• Allison Dukes	• Vicki Palmer
• John Glover	• Fred Schuermann
• Phil Humann	• Al Trujillo
• Mylle Mangum

For more information regarding our policy on Transactions with Related Persons, please see page 13 of this proxy statement.

Board Leadership Structure

Our company is led by Clarence Smith, who has served as chief executive officer since 2003 and chairman of the board since August 2012.  Our current board is composed of seven independent directors and two management directors. Our independent directors meet in executive session at each board meeting.

Chairman/CEO:  We believe that having a combined chairman/CEO, independent chairs for each of our board committees, and an independent lead director helps provide strong, unified leadership for our management team and board of directors and is currently the right structure for our company.  We have one individual who is seen by employees, business partners, and stockholders as providing leadership for Havertys and we have experienced independent directors providing oversight of company operations.  Although the board believes that separate positions are not appropriate in the current circumstances, our Governance Guidelines do not establish this approach as policy. The board believes that it should have the flexibility to make these determinations at any given point based on what it considers is the appropriate leadership structure for Havertys at the time.

Lead Director:  Under our Governance Guidelines, in the absence of an independent chairman, the independent directors select one independent director as the board's lead director. The lead director chairs the executive sessions and facilitates communications between the chairman/CEO and other directors.  Our lead director helps the Company maintain a corporate governance structure with appropriate independence and balance.  Phil Humann currently serves as lead director.

CORPORATE GOVERNANCE - BOARD OF DIRECTORS

Risk Oversight

In its oversight role, the board reviews our strategic planning and projections, which address, among other things, the risks and opportunities we face. While the board has the ultimate oversight responsibility for the risk management process, various committees of the board assist the board and have specific areas of focus for risk management. In particular, and in accordance with NYSE requirements and our committee charters, the Audit Committee is responsible for overseeing risk management with a focus on financial risk, including internal controls, and reviews annual risk assessments with our internal auditors and other members of management.  The Executive and Employee Benefits Committee ("Compensation Committee") assists the board in fulfilling its oversight responsibility with respect to our executive compensation programs, benefit matters and succession planning for senior management.  Finally, the Governance Committee is responsible for establishing, implementing and monitoring policies and processes regarding principles of corporate governance and ensures we are in compliance with all applicable regulations and requirements.

Committees of the Board

Our board has four standing committees: Audit Committee, Compensation Committee, Governance Committee and Executive Committee.  The table below shows the current membership, the principal functions and the number of meetings held in 2016:

Name, Meetings and Members	Principal Functions
Audit Committee Meetings: 5 Members: John Glover - Chair Allison Dukes Vicki Palmer Fred Schuermann Al Trujillo
•  Represents and assists the board in fulfilling its oversight responsibility relating to the quality and integrity of our annual and interim external consolidated financial statements.
•  Reviews and discusses with management the Company's risk assessment framework and management policies, including the framework with respect to significant financial risk exposures.
•  Monitors the qualifications, independence and performance of the Company's internal audit function and independent auditor and meets periodically with management, internal audit and the independent auditor in separate executive sessions.
•  Other matters as the board deems appropriate.
•  Each member has been designated by the board as "an audit committee financial expert" as defined by the SEC and meets the independence requirements of the NYSE, SEC and our Governance Guidelines.

Compensation Committee Meetings: 3 Members: Mylle Mangum - Chair Phil Humann Al Trujillo
•  Translates our compensation objectives into a compensation strategy that reinforces alignment of the interests of our executives with that of our stockholders.
•  Succession planning.
•  Evaluates performance and approves the compensation and benefits of the chief executive officer and other executive officers.
•  Reviews and administers our executives' compensation, equity-based compensation plans, and employee benefit plans.
•  Each member meets the independence requirements of the NYSE, SEC and our Governance Guidelines.

Governance Committee Meetings: 2 Members: Fred Schuermann - Chair Phil Humann Vicki Palmer
•  Reviews and makes recommendations for composition and structure of the board and policies relating to the recruitment of board members.
•  Oversees director compensation
•  Reviews and recommends corporate governance policies and issues.
•  Each member meets the independence requirements of the NYSE, SEC and our Governance Guidelines.

Executive Committee Meetings: 0 Members: Phil Humann – Chair John Glover Mylle Mangum Clarence Smith
•  In accordance with bylaws, acts with the power and authority of the board in the management of our business and affairs in the interim between meetings of the board.
•  Generally holds meetings to approve specific terms of financings or other transactions after these items have previously been presented to the board.
•   Not an independent committee however, the majority of the members are independent directors.

CORPORATE GOVERNANCE - BOARD OF DIRECTORS

Attendance

During 2016, the board met four times and the committees met as indicated in the table outlining committee members and functions. Board members attended 89% of all of the board meetings and meetings of the committees on which they served during 2016.

We do not have a policy regarding director attendance at the annual meeting of stockholders. We have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meetings.  No directors attended the 2016 annual meeting and none are expected to attend the 2017 annual meeting.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and no member was an employee or former employee of Havertys. During 2016, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer served on our Compensation Committee or board. Therefore, there is no relationship that requires disclosure as a Compensation Committee interlock.

Director Compensation

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the board and further align their interest with that of our stockholders.  In setting director compensation, the Governance Committee, which is responsible for determining the type and amount of compensation for non-employee directors, considers among other things, the significant amount of time that directors spend fulfilling their duties to Havertys and our stockholders.

Retainer Fees.  Non-employee directors receive an annual retainer, of which two-thirds is required to be paid in shares of common stock.  We do not pay meeting fees for attendance at board and committee meetings but attendance expenses are reimbursed.  The following is a schedule of current annual retainers for non-employee directors:

Type of Fee	Amounts
Annual Board Retainer (1/3 cash - 2/3 stock)	$ 75,000
Additional Annual Retainer to Independent Lead Director	$ 10,000
Additional Annual Retainer to Chair of Audit and Compensation Committee	$ 10,000
Additional Annual Retainer to Chair of Governance Committee	$ 7,500
Directors' Deferred Compensation Plan.  Non-employee directors may elect to defer receipt of the cash or common stock payment of their retainer, and may elect to defer 100% of their annual retainer fee in shares of common stock under the Directors' Deferred Compensation Plan ("Deferred Plan").  Under the Deferred Plan, deferred fees, plus any accrued interest (at a rate determined annually in accordance with the Deferred Plan which is not above market), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments, or in accordance with the terms of the Deferred Plan. Two directors participated in the Deferred Plan in 2016 and three will participate in 2017.

Other Compensation.  Directors receive the same discounts as employees on our products.  We do not provide any pension or other benefits to our non-employee directors.

Director Stock Ownership Guidelines.  The board has implemented stock ownership guidelines for non‑employee directors.  Each director is required to own or hold at least 20,000 shares of our stock.  Currently, all non-employee directors exceed the stock ownership requirements.  New directors have five years from date of their election to reach compliance.

CORPORATE GOVERNANCE - BOARD OF DIRECTORS

Director Compensation Table

The following table sets forth information concerning total non-employee director compensation earned during 2016 by each director. Messrs. Haverty and Smith, as management directors, do not receive any compensation for serving on the board. See "Summary Compensation Table" regarding Mr. Smith since he is a Named Executive Officer ("NEO"). Mr. Haverty is also an executive officer, but not a NEO.
Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)	Total ($)
Allison Dukes	$25,000	$50,000	$75,000
John Glover	35,000	50,000	85,000
Phil Humann(1)	10,000	75,000	85,000
Mylle Mangum	35,000	50,000	85,000
Frank McGaughey(2)	32,500	50,000	82,500
Vicki Palmer	25,000	50,000	75,000
Fred Schuermann	32,500	50,000	82,500
Al Trujillo	25,000	50,000	75,000

(1)	Mr. Humann elected to obtain his annual board retainer fees in all stock.
(2)	Mr. McGaughey was paid fees earned prior to his death.

CORPORATE GOVERNANCE – GOVERNANCE POLICIES

Our board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our stockholders, employees, customers, suppliers and communities and we expect all directors, officers and employees to conduct business in compliance with our Code of Conduct (the "Code"). The board has adopted a number of policies to support our values and good corporate governance and practices, including the Governance Guidelines, board committee charters, and a Related Party Transaction Policy. All of our corporate governance policies are reviewed for compliance on an annual basis.  These governance policies include:

Director Nominations.  When searching for new candidates, the Governance Committee, who has the responsibility of reviewing qualifications of candidates for board membership, considers the evolving needs of the board and searches for candidates that fill any current or anticipated future need.  Nominees may be suggested by directors, members of management, stockholders, or, in some cases, by a third-party search firm. The Governance Committee will consider recommendations for directors submitted by stockholders. Stockholders should submit their recommendations in writing to the Governance Committee (See, "Communications with Directors"). The proponent should submit evidence that he or she is a stockholder of Havertys, together with a statement of the proposed nominee's qualifications to be a director. There is no difference in the manner in which the Governance Committee evaluates proposed nominees based upon whether the proposed nominee is recommended by a stockholder.

The Governance Committee seeks to maintain a board that is strong in its collective knowledge and has a diversity of skills and experience to oversee our business and a commitment to the goal of maximizing stockholder value.  In its assessment of each potential nominee the Governance Committee will review and consider, among other things, the nominee's relevant career and business operations experience, judgment, industry knowledge, independence, character, gender, race, ethnicity, age, demonstrated leadership skills, financial literacy, and experience in the context of the needs of the board at the time, given the then current mix of director attributes. The Governance Committee does not have a formal policy with respect to diversity

CORPORATE GOVERNANCE – GOVERNANCE POLICIES

however the board and the Governance Committee believe that it is essential that the board members represent diverse viewpoints.  In considering candidates for the board, the Governance Committee considers the entirety of each candidate's credentials in the context of these standards.  With respect to the nomination of continuing directors for re-election, the individual's contributions to the board are also considered. The Governance Committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities.

Corporate Governance Guidelines. The board adopted these guidelines to address certain governance matters including the role of the board, qualifications and responsibilities of directors, director compensation, management succession and director education.

Executive Sessions of Independent Directors. The board has a policy of scheduling an executive session of the independent directors as part of every regularly scheduled board meeting. These sessions are currently presided over by the lead director.

Code of Conduct. All of our directors and employees, including our chief executive officer and executive officers, are required to comply with our Code to help ensure that our business is conducted in accordance with the highest standards of ethical behavior.

Annual Evaluations. The board and each of its committees have conducted self-evaluations related to their performance during 2016. The performance evaluations are supervised by the Governance Committee and discussed by each committee and the board.

Mandatory Retirement and Resignation from Board. Our independent directors are subject to a mandatory retirement age and cannot stand for re-election in the calendar year following their 72nd birthday. On the recommendation of the Governance Committee, the board may waive this requirement on an annual basis.  A director is also required to submit his or her resignation from the board to the Governance Committee in the event that a director retires from or otherwise leaves his or her principal occupation or employment.  The Governance Committee can choose to accept or reject the resignation.

Communications with Directors. Stockholders and other interested parties may communicate with any director, committee or the board by writing to the following address:  Board of Directors, c/o Corporate Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. Please specify to whom your correspondence should be directed. The corporate secretary has been instructed by the board to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the relevant director, committee or the full board, as indicated in the correspondence.

Hedging and Pledging Policies.  We prohibit our directors, officers and employees from hedging their ownership of Havertys stock, including purchasing or selling derivative securities relating to Havertys stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of Havertys securities.  Our directors and executive officers are prohibited from pledging Havertys securities as collateral for a loan and holding any Havertys securities in margin accounts.  There are no outstanding pledges or margin accounts involving Havertys securities by any of our directors or executive officers.

Where to find Corporate Governance Information

All of our corporate governance policies, including our board committee charters, Code, Governance Guidelines, Director Communication Policy and other governance documents are available on our website at havertys.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board has adopted a written policy for the review, approval or ratification of certain related party transactions. The term "related party transaction" is defined as any transaction, arrangement or relationship or any series of similar transactions arrangements or relationships in which (1) the aggregate amount involved will exceed $120,000 in any calendar year, (2) we are a participant, and (3) any related party of Havertys (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of our stock, or their immediate family members) has or will have a direct or indirect interest.

The board has determined that the Governance Committee is best suited to review and approve related party transactions.  The Governance Committee when reviewing the material facts of related party transactions must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party's interest in the transaction.  Certain categories of transactions have standing pre-approval under the policy including: (1) certain transactions with another company in which the related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's stock; (2) certain transactions where the Related Person's interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights of offerings); (3) certain banking related services in which the terms of such transactions are generally the same or similar to accounts offered to others in the ordinary course of business; and (4) transactions made on the same or similar terms available to all of our employees.

During 2016, we paid compensation of more than $120,000 to Eugene B. Edleman, our general manager in Columbia, South Carolina.  Mr. Edleman is the stepson of Frank S. McGaughey, III, who served as a director during 2016.  The board is not involved in the compensation discussions for managers and Mr. Edleman's compensation is determined in the same manner as our other employees with similar responsibilities.

Proposal 2: Approval Of The Director Compensation Plan, As Amended And Restated

The purpose of the Havertys' Director Compensation Plan has been to provide directors who contribute to Havertys' success with fair and competitive compensation, while ensuring that their compensation is closely aligned with stockholders' interest and the performance of the Company. Payment of the retainer is structured to provide compensation: in cash and shares of common stock; or 100% in shares of common stock; or with the ability to defer compensation.
The current plan was approved by stockholders in 2006 and had a term of 10 years. The Governance Committee recommended and the Board of Directors adopted the Haverty Furniture Companies, Inc. Director Compensation Plan, as amended and restated (the "Compensation Plan").  We are now seeking approval of the Compensation Plan by the stockholders, and if approved, the effective date will be May 16, 2016.
The following is a general summary of the Compensation Plan and is qualified in its entirety by the full text of the Compensation Plan which is included in this proxy statement as Appendix A.  Capitalized terms not defined herein have the same meanings ascribed to such terms in the plan document.
Administration.  Subject to its terms, the Compensation Plan will be administered by the Governance Committee.  The day to day administration of the Compensation Plan shall be administered by the Administrative Committee.  The Administrative Committee will consist of the Chairman, CEO, Corporate Secretary and such other senior officers as the CEO may designate.
Participants.  Each person who is a non-employee director of Havertys will be eligible to participate in the Compensation Plan.
Shares Available for the Plan.  The Compensation Plan is amending and restating the current plan and accordingly, subject to certain adjustments, the maximum number of 500,000 shares of Common Stock which may be awarded is not changed.  The shares to be delivered under the Compensation Plan will be made available from the shares of Common Stock held in Havertys' treasury.
Compensation.  The Governance Committee will establish from time to time, the amount of each director's compensation.  For purposes of the Compensation Plan, the term "compensation" means the director's annual retainer fee, meeting fee, committee fee and committee chairman fee.  The Annual Retainer Fee will consist of cash and Common Stock of which two-thirds of each director's Annual Retainer Fee will be paid in shares of Havertys' Common Stock on the day of Havertys' Annual Meeting of Stockholders. The remaining portion of the annual fee, at the election of the director, may be paid in cash on November 1 or in shares of Common Stock on the day of the Annual Meeting.  A director may elect to receive 100% of his or her Annual Retainer Fee in shares of Havertys' Common Stock and may elect to defer receipt of his or her Compensation in accordance with the Director's Deferred Compensation Plan.
Termination and Amendment.  The Compensation Plan shall remain in effect, subject to the right of the Board to terminate the Plan, until the date immediately preceding the tenth anniversary of the Restatement Date of the Compensation Plan.  Subject to approval of the Governance Committee, the Management Committee may from time to time make such amendments to the Compensation Plan as it may deem proper and in the best interest of Havertys; provided however stockholder approval will be required to the extent required by applicable law, regulation or stock exchange.
Recommendation.  The Board of Directors believes that approval of the Compensation Plan is in the best interests of Havertys and its stockholders because the Compensation Plan will enable Havertys to compensate directors who contribute to Havertys' success.
The affirmative vote of a majority of the votes cast on the proposal is required for approval of the proposal.  Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.
Our Board of Directors recommends that stockholders vote "FOR" the Director Compensation Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis ("CD&A") is to provide stockholders with a description of our executive compensation philosophy, the material elements of the program and the policies and objectives which support the program.  This CD&A provides information on the program for all Havertys' executive officers but focuses on the compensation of our named executive officers for 2016.  The individuals who were subject to the SEC Section 16 reporting requirements during 2016 are referred to as the "executive officers."  The executive officers who served as our chief executive officer and chief financial officer during 2016, as well as the other individuals included in the Summary Compensation Table on page 24, are referred to as the "named executive officers" or "NEOs."

WHERE TO FIND IT:
Role of the Compensation Committee	15
Executive Compensation Framework	16
How We Make Compensation Decisions	17
Summary of 2016 NEO Compensation Program	19
Executive Compensation Components	20

Role of the Compensation Committee

The Compensation Committee is composed of independent directors and is responsible for the approval and oversight of compensation programs for executive officers, equity plan awards and benefit programs for all of our employees.

The Compensation Committee took the following steps to ensure that it effectively carried out its responsibilities:

✓	Conducted an annual review of our compensation philosophy to ensure that it remains appropriate given strategic objectives;
✓	Reviewed results from an annual review of compensation data related to our peers;
✓	Reviewed and approved all compensation components for our chief executive officer, chief financial officer, and other NEOs;
✓
Performed an annual evaluation of the execution of our pay-for-performance philosophy, to ensure that the actual award decisions resulted in alignment of relative pay and relative performance compared to the compensation peer group;

✓
Scheduled an executive session, without members of management, for the purpose of discussing decisions related to the chief executive officer's performance, goal-setting, compensation level and other items deemed important by the Compensation Committee; and

✓	Reviewed succession planning with the CEO and in executive session of the board.

CD&A

Executive Compensation Framework

The Company's executive compensation framework includes the following, each of which the Compensation Committee believes reinforces its philosophy and objectives.

What We Do:
✓
Pay-for-performance.  A significant percentage of targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance.  For 2016, variable compensation comprised approximately 62% of the targeted annual compensation for the chief executive officer and, on average, 53% of the targeted annual compensation for the other named executive officers.

✓
Provide competitive target pay opportunities.   We annually benchmark our target and actual compensation levels and relative proportions of the types of compensation against our peer group.  We use informed judgment in special cases in order to offer the compensation appropriate to motivate and attract highly talented individuals to enable our long-term growth.

✓
Linkage between performance measures and strategic objectives. Performance measures for incentive compensation are linked to both strategic and operating objectives designed to create long-term stockholder value and to hold executives accountable for their individual performance and the performance of the Company.

✓
Future pay opportunity important component.  In 2016, all of the long-term incentive awards delivered to our named executive officer were in the form of equity-based compensation.  For 2016, long-term equity compensation comprised approximately 24% of the targeted annual compensation for the chief executive officer and 25% of the targeted annual compensation for the other named executive officers.

✓	Mix of performance metrics. The Company utilizes a mix of performance metrics that emphasize links between incentive compensation and the Company's strategic operating plan and financial results.
✓	Outside compensation consultant. The Compensation Committee retains an independent compensation consultant to review the Company's executive compensation program and practices.
✓	Maximum payout caps for annual cash incentive compensation and PSUs.
✓
"Clawback" Policy.  The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

✓
Stock ownership guidelines.  Our chief executive officer is required to have qualified holdings equal to the lesser of a multiple of three times his base salary or 85,000 shares.  Our CEO's qualified holdings were 163,617 shares at December 31, 2016.  The other named executive officers are required to have qualified holdings equal to the lesser of a multiple of two times their base salary or 40,000 shares. Our other named executive officers' qualified holdings ranged from 46,857 shares to 184,679 shares at December 31, 2016.

✓	Mitigate undue risk-taking in compensation programs. Our compensation programs for our executive officers contain features that are designed to mitigate undue risk-taking by our executives.
✓	"Double trigger" in the event of a change-in-control. In the event of a change-in-control, severance benefits are payable only upon a "double trigger."

What We Don't Do:
✗
No repricing or buyout of underwater stock options.  Our equity plan does not permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.

✗	Prohibition against margins, pledging, and hedging or similar transactions of Company securities by senior executives and directors.
✗	No dividends or dividend equivalents are accrued or paid on PSUs or time-based restricted unit awards.
✗	No change-in-control tax gross ups. We do not provide change-in-control tax gross ups.
✗	No significant perquisites. We do not provide our employees, including our NEOs with significant perquisites.

CD&A

How We Make Compensation Decisions

The Committee has overall responsibility for approving and evaluating the Company's executive officer compensation plans, policies and programs.  The Committee is also responsible for providing a Compensation Committee report reviewing the Company's CD&A.  The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions.  These decisions, however are not purely formulaic and the Committee exercises judgment and discretion in making them.

Compensation Consultants.  The Committee retained Meridian Compensation Partners, LLC ("Meridian") as an independent consultant to provide advice on executive compensation matters.  Meridian serves as a resource for market data on pay practices and trends and provides independent advice to the Committee for setting executive compensation.  Meridian reports directly and exclusively to the Committee Chair.  However, at the Committee's direction, Meridian works with management to review or prepare materials for the Committee's consideration.  Meridian provided no additional services to Havertys outside of the scope of the agreement with the Committee.

During 2016, the Committee reviewed Meridian's independence and determined that there were no conflicts of interest as a result of the Committee's engagement of Meridian. The Committee did not engage any consultant other than Meridian during 2016 to provide compensation consulting services.

Peer Group:

American Woodmark Corporation	Ethan Allen Interiors Inc.	Oxford Industries, Inc.
Big 5 Sporting Goods Corporation	Flexsteel Industries, Inc.	Select Comfort Corporation
Bassett Furniture Industries Incorporated	Hibbett Sports, Inc.	Shoe Carnival, Inc.
Conn's, Inc.	Kirkland's, Inc.	West Marine, Inc.
Culp, Inc.	Knoll, Inc.	Zumiez, Inc.
Dixie Group, Inc.	La-Z-Boy Inc.

Compensation Analysis. In determining appropriate compensation opportunities for our named executive officers, the Committee received input from Meridian.  We reviewed and analyzed competitive market data to be used as background for 2016 pay decisions and to obtain a general understanding of current compensation practices. This data was referenced when targeting the positioning for compensation discussed below. Data sources included public company proxy statements, broad-based, published compensation surveys and other sources. We compared compensation opportunities for our named executive officers with pay opportunities available to executive officers in comparable positions at similar companies (our "peer group"). The peer group included companies from the retail furniture industry, retailers of big ticket postponable items, and specialty retailers.  The peer group is re-evaluated annually to take into account changes in their operations and our own. The peer group companies used in 2016 are shown below.

Role of CEO.    The compensation of every Havertys employee, including each named executive officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. During early 2016, Mr. Smith provided recommendations to the Compensation Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any equity awards for each executive officer. These recommendations were based on the data reviewed by the Committee and Mr. Smith's assessment of the executive's relative experience, overall performance, and impact on the accomplishment of Havertys' financial goals and strategic objectives during the prior year. While the Compensation Committee took Mr. Smith's recommendations under advisement, it independently evaluated the pay recommendations for each executive and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

CD&A

Competitive Positioning of Executive Compensation Levels. For 2016, the Committee established base salary, annual incentive opportunities and long-term incentive equity grants for our NEOs primarily with reference to the peer group and other public company data from 2015 proxy filings (which details 2014 compensation) included in the analysis prepared by Meridian (the "Peer Group Data").  The following compares compensation components for 2016 to the median of the Peer Group Data:
Target annual cash compensation (base salary plus target annual incentive compensation):
•	CEO Smith was approximately 8% above;
•	NEOs as a group were approximately 14% above.
The Committee held the 2016 targeted annual cash compensation at the 2015 levels for the NEOs and did not raise them for 2017.
Long-term target equity incentive:
•	CEO Smith was approximately 32% below;
•	NEOs as a group were approximately 22% below.
We include performance-based incentive awards with multi-year vesting which provide a     direct connection to Company performance and long-term stockholder value.  The Committee reviews the types and level of equity incentive awards made to the NEOs taking into consideration the peer group information and the stock ownership levels of the NEOs.
Total target compensation:
•	CEO Smith was virtually at the median;
•	NEOs as a group were approximately 4% above.

Summary of 2016 NEO Compensation Program

The following table summarizes the compensation elements provided for our NEOs in 2016, as well as the rationale for the key actions and decisions made by the Compensation Committee with respect to each element.  NEOs' compensation consisted primarily of the following components in addition to limited perquisites and the retirement, health and welfare plans and programs in which all of our full-time employees participate.  More information is provided about each compensation element later in this CD&A.

CD&A

Summary of 2016 NEO Compensation Program

Total Direct Compensation

Fixed Pay
Base Salary
Key Features
•   Fixed annual cash amount.
•     Base pay increases considered on a calendar year basis or at time of promotion to align with the median range of our peer group (as described on page 17 of this CD&A).  Actual positioning varies to reflect each executive's skills, experience and contribution to our success.

Purpose	• Provide a fixed amount of cash compensation to attract and retain talented executives. • Differentiate scope and complexity of executives' positions as well as individual performance over time.
2016 Actions	• Base salaries were not increased for our named executive officers in 2016 except in the case of our CIO.

Variable "At Risk" Compensation

Cash Awards under Management Incentive Plans
Key Features
•    Individual MIP opportunities are expressed as a percent of base salary and can vary for executives based on their positions.  Target MIP award opportunities are generally established so that total annual cash compensation (base salary plus target MIPs) approximates the median of our peer group.
•    Performance-based cash incentive pay is comprised of two plans:  MIP-I is tied to the Company achieving certain pre-tax earnings levels during the year (80% of total target cash incentive pay) and MIP-II is based on successfully meeting individual goals (20% of total target cash incentive pay).
•    The pre-tax earnings goals for 2016 for MIP I were (in millions):

➢$9.5 for Q-1    ➢$7.5 for Q-2    ➢$13.5 for Q-3   ➢$15.5 for Q-4   ➢$46.0 for 2016 year

 The range of potential payout for actual results relative to these goals is zero to 175 percent of target.
•    MIP amounts are earned based on the results achieved as determined by the Committee after evaluating Company and individual performance against pre-established goals.

Purpose
•    Motivate and reward achieving or exceeding Company and individual performance objectives, reinforcing pay-for-performance.
•    Align performance measures for NEOs on key business objectives to lead the organization to achieve short-term financial and operational goals.
•    Ensure alignment of short-term and long-term strategies of the Company.

2016 Actions	• Actual performance in 2016 resulted in total MIP-I earned at 98.4% of its target and MIP-II earned at 82% to 90% of its target for the NEOs.

Long-Term Equity Incentive Compensation
Key Features
•    Awards granted annually based on competitive market grant levels.
•    Awards to NEOs are in the form of performance restricted stock units (PRSU) based on EBITDA or sales and restricted stock units.
•    Vesting:  The EBITDA based PRSUs granted in 2016 that are earned will cliff vest in February 2019 and are forfeitable upon termination of employment, except in the cases of death, disability or normal retirement. The restricted stock units vest in equal increments over a four-year period and the sales based PRSUs cliff vest in May following the measurement year.  These grants are forfeitable upon termination of employment, except in the cases of death or disability.

Purpose
•    Stock-based compensation links executive compensation directly to stockholder interests.
•    PRSUs provide a direct connection to Company performance and executives' goals.
•    Multi-year vesting creates a retention mechanism and provides incentives for long-term creation of stockholder value.

2016 Actions	• 2016 awards to NEOs were comparable to 2015 grants as a percentage of total target compensation.

CD&A

Executive Compensation Components

Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of an executive officer's annual total target compensation is determined by Company performance as compared to goals established for our annual cash incentive plan and the ultimate value of long-term incentive plans. We believe this approach reflects our executive compensation philosophy and objectives.

The table below illustrates how total compensation for our named executive officers for 2016 was allocated between performance-based and fixed components, how performance-based compensation is allocated between annual and long-term incentive components and how total compensation is allocated between cash and equity components.  These percentages are based on annualized total target compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the "Summary Compensation Table" and supplemental tables provided later in this Proxy Statement.

2016 Total Targeted Compensation Mix Table(a)(b)

	Percentage of Total Target Compensation that is:		Percentage of Performance- Based Total that is:		Percentage of Total Target Compensation that is:
Name	Performance- Based	Fixed	Annual	Long-Term	Cash	Equity
Smith	62%	38%	61%	39%	76%	24%
Fink	54%	46%	55%	45%	75%	25%
Burdette	53%	47%	53%	47%	75%	25%
Gallagher	53%	47%	53%	47%	75%	25%
Clary	53%	47%	53%	47%	75%	25%

(a)
Only amounts for base salary, target annual cash incentive compensation and grant date value of long-term incentive compensation (PRSUs and restricted stock) were included in calculating the percentages in this table.  Other forms of compensation shown in the "Summary Compensation Table" are not included.

(b)	Our annual cash incentive plan and equity grants are included as performance–based compensation in this table.

Base Salary.    The Committee reviews the information regarding executives' base salary levels compared to the base salaries of executives of companies in our peer group.  The Committee also considers the chief executive officer's assessment of each executive's individual performance and responsibilities to determine appropriate compensation for each executive.  The Committee has determined that, in order to enable the Company to attract and retain the executive talent important to our long-term growth, the compensation strategy should generally aim to position base salaries between the 25th and 75th percentile of the median of the peer group data as described in the "Competitive Positioning of Executive Compensation Levels" section above.
In determining base salaries for executives, as well as in determining incentive compensation opportunities, the Committee evaluates each executive's individual performance on both an objective and subjective basis.   The Committee considers the chief executive officer's evaluation of an executive's performance along with the scope of responsibilities and individual seasonings and experience.  Further, the Committee reviews the competitive compensation data and exercises its judgment regarding base salary decisions for each executive.
 Management Incentive Plans Cash Award. Our compensation philosophy connects our executives' potential annual earnings to the achievement of performance.  Our 2016 Long-Term Incentive Plan (the "2016 LTIP") provides for the payment of cash under two plans (the "MIPs").  MIP-I is based upon Company performance in relation to predetermined financial goals established during the first month of the year and MIP‑II is based on achieving individual goals (MIP-II). We established incentive targets so that total annual cash compensation at the target level would approximate the peer group median, with the opportunity for higher total annual cash compensation for correspondingly higher performance.  The target amount for the

CD&A

combined MIPs as a percent of base salary for our named executive officers was 60 percent except for Mr. Fink which was 65 percent and Mr. Smith which was 100 percent. The range of potential MIP-I payouts for 2016 ranged from zero to 175 percent of each executive officer's MIP-I incentive target amount, so that executives could earn above-target payouts when performance significantly exceeded our financial goals
The Committee approved our executives' 2016 MIPs' designs and targets and financial and individual goals in January 2016 as part of the annual compensation setting process.  The Committee approved the combined MIP total target amount for 2016 with MIP-I as 80 percent and MIP-II as 20 percent of the combined target, respectively.

The pre-tax earnings goals and the actual amounts achieved under the MIP-I plan for each measurement period are noted below:

Pre-tax Earnings (in thousands)
	2014 Achieved(1)	2015 Achieved(2)	2016 Goal	2016 Achieved
Q-1	$9,956	$9,928	$9,500	$7,587
Q-2	7,812	7,027	7,500	8,762
Q-3	12,468	12,414	13,500	12,125
Q-4	16,645	15,093	15,500	17,347
YTD	46,880	44,462	46,000	45,821

(1) The pre-tax earnings in 2014 for Q-4 and YTD were adjusted $21.6 million for the non-cash pension settlement expense.
(2) The Company's pre-tax earnings in 2015 for Q-2 and YTD were adjusted $0.8 million for proceeds from the settlement of credit card litigation.

The earnings based MIP-I structure provided for a 3% change in the incentive earned of the target for every 1% increase or decrease in pre-tax earnings versus the goal starting at 40% of the target at 80% of the goal with a maximum of 175% when pre-tax earnings is 125% of the goal.

The earnings performance resulted in a 98% payment factor applied to the MIP-I, the 80% portion of the combined MIP target.  The named executive officers achieved varying levels of their specific individual goals for the MIP-II, the 20% portion of the combined MIP total target.  As a result, the aggregate MIP amount earned was between 95% and 97% of the NEOs' 2016 combined MIP target levels.  The Committee certified the level of actual performance versus goals and approved payment of the awards.

See the "Summary Compensation Table," which shows the actual non-equity incentive plan compensation paid to our named executive officers for our 2016 performance.

Long-Term Equity Incentive Compensation. Our executives receive long-term equity incentive compensation intended to link their compensation to the Company's long-term financial success.  All equity awards for our executives are approved by the Committee and the 2016 annual equity award grants were set at its meeting in January 2016.  The 2016 grants were similar to the 2015 awards, a mix of PRSUs based on EBITDA, PRSUs based on sales, and restricted stock units.

The EBITDA based PRSU grants use adjusted EBITDA as the performance measure to determine the number of shares that will vest.  The 2016 EBITDA target was $75 million, exclusive of adjustments to eliminate the effects of unusual or non-recurring items, with a range from a threshold of $60 million and 80% of the target shares to $97.5 million and 130% of the target shares.  The EBITDA for 2016 was $77.1 million or 102.8% of the target $75 million.  Accordingly, the shares earned and subject to vesting are 105.6% of the target shares granted. The shares earned will cliff vest in February 2019.

The PRSUs linked to sales are based on exceeding sales targets in each of the years 2016 to 2019.  The number of shares achieved is solely dependent on each individual year and earned shares cliff vest in May following the measurement year.  The sales target for 2016 was $821 million and was achieved.

CD&A

The restricted stock units vest in four equal annual installments beginning in May 2017.

Mr. Smith and Mr. Fink were granted a mix of 70% EBITDA based PRSUs and 30% sales based PRSUs  The target shares to Messrs. Burdette, Gallagher, and Clary were an equal mix of EBITDA based PRSUs and restricted stock units.

Dividend and voting rights are not applicable to stock awards until vested and/or exercised.  Additional details regarding grants are provided in the "Grants of Plan Based Awards Table" and "Outstanding Equity Awards Value at Year-End Table."

Pension Benefits and Retirement Plans

Pension Plan.  We terminated and settled the obligations associated with our defined benefit plan (the "Pension Plan") in 2014.  The Pension Plan covered substantially all employees hired on or before December 31, 2005 and was closed to any employees hired after that date.  Effective January 1, 2007, no new benefits were earned under the Pension Plan for additional years of service after December 31, 2006.  The benefits formula provided retirement income equal to 0.6% of final average compensation plus 0.5% of final average compensation in excess of the Social Security Covered Compensation times years of service with Havertys, up to 40 years.

Supplemental Retirement Plan.  We also have a non-qualified, non-contributory supplemental executive retirement plan (the "SERP") for employees whose retirement benefits are reduced due to their annual compensation levels.  The SERP provides annual benefits amounting to 55% of final average earnings less benefits calculated under the Pension Plan and social security benefits.  The SERP limits the total annual amount that may be paid to a participant in the SERP from all sources (Pension Plan, social security and the SERP) to $125,000.  Effective December 31, 2015, no new benefits can be earned under the SERP.

Additional details regarding accumulated benefits under these plans are provided in the "Pension Benefits and Retirement Plans Table."

Regulatory Requirements

Together with the Compensation Committee, we carefully review and take into account current tax, accounting and securities regulations as they relate to the design of our compensation program and related decisions.

Section 162(m) of the Internal Revenue Code makes compensation paid to certain named executive officers in amounts in excess of $1 million not tax deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions.  The 2016 LTIP, which includes the MIPs, are administered by the Compensation Committee and payments are intended to qualify as performance-based compensation and thus satisfy the performance-based requirements for tax deductible compensation.  The Compensation Committee believes that the interests of our stockholders are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation plans and arrangements.  While the Compensation Committee intends to structure most awards to comply with Section 162(m), the Compensation Committee may approve elements of compensation for certain executive officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.

CD&A

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees Havertys' compensation program on behalf of the board and operates under a written charter adopted by the board.

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee's decision-making.  The Compensation Committee has reviewed the Compensation Discussion and Analysis ("CD&A") and discussed it with management.  Based on the review and discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in the 2017 proxy statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Mylle H. Mangum, Chair L. Phillip Humann Al Trujillo

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables and footnotes discuss the compensation paid or accrued for the last three years to (i) our chief executive officer and chief financial officer and (ii) our three most highly compensated executive officers.
Name	Year	Salary	Non-Equity Incentive Plan Compensation (1)	Stock Awards (2)	Option Awards (2)	Change in Pension Value (3)	All Other Compensation (4)	Total
Clarence H. Smith	2016	$650,000	$622,388	$409,708	—	$—	$48,632	$1,730,728
President and CEO	2015	650,000	524,498	455,016	—	16,870	47,746	1,694,130
	2014	625,000	489,482	374,932	—	145,113	48,248	1,682,775
Dennis L. Fink(5)	2016	390,000	242,731	210,710	—	15,969	29,862	889,272
EVP and CFO	2015	390,000	220,271	234,000	—	18,296	30,316	892,883
	2014	380,000	206,094	227,968	—	137,666	30,757	982,485
Steven G. Burdette	2016	370,000	211,237	199,919	—	17,670	27,281	826,107
EVP, Stores	2015	370,000	204,000	222,000	—	—	25,954	821,954
	2014	360,000	180,228	210,032	—	25,323	25,222	800,805
Richard D. Gallagher	2016	360,000	205,528	194,505	—	23,971	29,705	813,709
EVP, Merchandise	2015	360,000	204,535	216,000	—	—	25,293	805,828
	2014	335,000	168,176	210,032	—	178,672	23,702	915,582
J. Edward Clary	2016	355,000	206,082	191,798	—	26,982	27,637	807,499
EVP and CIO	2015	346,670	199,564	207,024	—	—	26,795	780,053
	2014	335,000	167,712	210,032	—	186,977	24,604	924,325

(1)
This column shows the earned portion of the MIPs awards.  For a description of the MIPs, see "Compensation Discussion and Analysis."  The aggregate MIP award earned for 2016 was between 95% and 97% of the NEO's combined MIP target levels.

(2)
These amounts reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718). Awards containing a performance-based vesting condition are included based on achieving target performance.  Assuming the highest level of performance conditions was achieved in 2016, this amount would have increased for the NEOs as follows:  Mr. Smith - $172,076; Mr. Fink $88,510; Mr. Burdette - $59,972; Mr. Gallagher - $58,355 and Mr. Clary - $57,547.  Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the year ended December 31, 2016, included in our annual report on Form 10-K filed with the SEC on March 3, 2017.  The amounts reported for these awards may not represent the amounts the individuals will actually realize, as such amounts, if any, will depend on actual performance versus goals and  the change in our stock price over time.

(3)
This column represents an estimate of the aggregate annual increase in the actuarial present value of the NEOs accrued benefit under our retirement plans for the applicable year, assuming the greater of actual age or a retirement age of 65.

(4)
These amounts are comprised of a combination, varying by NEO, of the following:  contributions to the Deferred Compensation Plan, contributions to 401(k) Plan accounts, premium costs for covering a portion of medical insurance coverage, additional life insurance, long-term disability coverage and health examinations.  None of these individual items was greater than $10,000 for 2016 except as follow: for the Company's contribution to the Deferred Compensation Plan for Mr. Smith of $27,286 and for Mr. Fink of $10,359; and contributions for insurance coverages for Mr. Fink of $10,228.

(5)	Mr. Fink has announced his intention to retire during 2017. His decision was reported in a Form 8-K filed on July 8, 2016.

EXECUTIVE COMPENSATION

Grants of Plan Based Awards Table
The following table and footnotes sets forth certain information with respect to the estimated payouts which were possible under our non-equity incentive plan and the restricted stock awards granted during the year ended December 31, 2016 to our NEOs.
Name	Award Type(1)	Grant and Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)(4)			All Other Stock Awards: Number of Shares of Stock (#)	Exercise or Base Price of Awards $/Share(5)	Grant Date Fair Value of Stock Award $(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Smith	ACMIP-I	1/26/2016	$12,480	$520,000	$910,000	—	—	—	—	—	—
	ACMIP-II	1/26/2016	26,000	130,000	130,000	—	—	—	—	—	—
	PRSU	1/26/2016	—	—	—	9,153	15,255	24,408	—	$18.80	$286,794
	PRSU.1	1/26/2016	—	—	—	0	6,538	6,538	—	18.80	122,914
Fink	ACMIP-I	1/26/2016	4,867	202,800	354,900	—	—	—	—	—	—
	ACMIP-II	1/26/2016	12,675	50,700	50,700	—	—	—	—	—	—
	PRSU	1/26/2016	—	—	—	4,708	7,846	12,554	—	18.80	147,505
	PRSU.1	1/26/2016	—	—	—	0	3,362	3,362	—	18.80	63,206
Burdette	ACMIP-I	1/26/2016	4,262	177,600	310,800	—	—	—	—	—	—
	ACMIP-II	1/26/2016	4,440	44,400	44,400	—	—	—	—	—	—
	PRSU	1/26/2016	—	—	—	3,190	5,317	8,507	—	18.80	99,960
	RSU	1/26/2016	—	—	—	—	—	—	5,317	18.80	99,960
Gallagher	ACMIP-I	1/26/2016	4,147	172,800	302,400	—	—	—	—	—	—
	ACMIP-II	1/26/2016	4,320	43,200	43,200	—	—	—	—	—	—
	PRSU	1/26/2016	—	—	—	3,104	5,173	8,277	—	18.80	97,252
	RSU	1/26/2016	—	—	—	—	—	—	5,173	18.80	97,252
Clary	ACMIP-I	1/26/2016	4,090	170,400	298,200	—	—	—	—	—	—
	ACMIP-II	1/26/2016	6,390	42,600	42,600	—	—	—	—	—	—
	PRSU	1/26/2016	—	—	—	3,061	5,101	8,162	—	18.80	95,899
	RSU	1/26/2016	—	—	—	—	—	—	5,101	18.80	95,899

(1)	Award Type:
ACMIP-I = Annual Cash Management Incentive Plan Compensation based on company performance
ACMIP-II = Annual Cash Management Incentive Plan Compensation based on individual performance
PRSU = Performance Restricted Stock Units contingent - EBITDA
PRSU.1 = Performance Restricted Stock Units contingent - Sales
RSU = Restricted Stock Unit

(2)
The 2016 Non-Equity Incentive Plans as discussed above provided for a target payout for 100% attainment of the goals and decreased to the payout threshold and increased to the maximum payout noted above.

(3)	The PRSU grants are based on 2016 adjusted EBITDA as discussed above. The number of shares actually achieved were 105.6% of the target and are shown as outstanding at December 31, 2016.
(4)	The PRSU.1 grants are based on exceeding sales targets in each of the years 2016 to 2019. The 2016 target was achieved.
(5)	The base price for the PRSUs and RSUs is the closing price of our stock on the date of grant.
(6)	The fair value for the PRSUs and RSUs was determined using the target number of shares granted multiplied by the closing stock price on the grant date.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table
The following table includes certain information with respect to the value of all unexercised and unvested awards previously granted to the NEOs at December 31, 2016. The market value of shares of stock that have not vested is based on the closing market price of $23.70 at December 30, 2016.

			SSARs Awards				Stock Awards
Name	Date Awarded		Number of Securities Underlying Exercisable Awards (#)	Number of Securities Underlying Unexercisable Awards (#)	Exercise Price ($)	Expiration Date	Number of Shares of Stock That Have Not Vested(#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, That Have not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, That Have Not Vested($)
Smith	1/24/13	(1)	16,500	5,500	$ 18.14	1/24/20
	1/24/13	(2)					3,000	71,100
	1/17/14	(2)					6,447	152,794
	1/17/14	(4)					970	22,989	970	$ 22,989
	1/23/15	(5)					13,152	311,702
	1/23/15	(4)					1,422	33,701	2,844	67,403
	1/26/16	(6)					16,109	381,783
	1/26/16	(4)					1,635	38,750	4,903	116,201
Fink	1/24/13	(1)	10,500	3,500	$ 18.14	1/24/20
	1/24/13	(2)					1,875	44,438
	1/17/14	(2)					1,970	46,689
	1/17/14	(3)					2,797	66,289
	1/23/15	(2)					3,656	86,647
	1/23/15	(5)					4,831	114,495
	1/26/16	(6)					8,285	196,355
	1/26/16	(4)					841	19,932	2,521	59,748
Burdette	1/24/13	(1)	6,250	3,125	$ 18.14	1/24/20
	1/24/13	(2)					1,750	41,475
	1/17/14	(2)					1,815	43,016
	1/17/14	(3)					2,577	61,075
	1/23/15	(2)					3,468	82,192
	1/23/15	(5)					4,583	108,617
	1/26/16	(7)					5,317	126,013
	1/26/16	(6)					5,615	133,076
Gallagher	1/24/13	(1)	9,375	3,125	$ 18.14	1/24/20
	1/24/13	(2)					1,750	41,475
	1/17/14	(2)					1,815	43,016
	1/17/14	(3)					2,577	61,075
	1/23/15	(2)					3,375	79,988
	1/23/15	(5)					4,459	105,678
	1/26/16	(7)					5,173	122,600
	1/26/16	(6)					5,463	129,473
Clary	1/24/13	(1)	9,375	3,125	$ 18.14	1/24/20
	1/24/13	(2)					1,750	41,475
	1/17/14	(2)					1,815	43,016
	1/17/14	(3)					2,577	61,075
	1/23/15	(2)					3,234	76,646
	1/23/15	(5)					4,274	101,294
	1/26/16	(7)					5,101	120,894
	1/26/16	(6)					5,387	127,672

EXECUTIVE COMPENSATION

Award Information		Vesting Rate	Vesting Dates	Conditions
(1)	Stock-Settled Appreciation Rights	25% per year	May 8 each year beginning year following grant date	Continued employment or normal retirement through vesting date.
(2)	Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Continued employment or normal retirement through vesting date.
(3)	Performance Restricted Stock Units	100%	February 28, 2017	Based on 2014 EBITDA, shares achieved at 71.0% of target.
(4)	Performance Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Contingent upon achieving certain level of annual net sales.
(5)	Performance Restricted Stock Units	100%	February 28, 2018	Based on 2015 EBITDA, shares achieved at 99.1% of target.
(6)	Performance Restricted Stock Units	100%	February 28, 2019	Based on 2016 EBITDA, shares achieved at 105.6% of target.
(7)	Restricted Stock Units	25% per year	May 8 each year beginning year following grant date	Continued employment through vesting date.

Option Exercises and Stock Vested Table
The following table includes certain information with respect to the exercise of SSARs and the vesting of restricted stock awards of the NEOs for the year ended December 31, 2016.
	Option and SSARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Clarence Smith	—	$ —	9,092	$ 166,293
Dennis Fink	—	—	6,229	113,928
Steve Burdette	—	—	5,714	104,509
Richard Gallagher	—	—	5,232	95,693
Ed Clary	—	—	5,336	97,595

(1)	The number of shares acquired on exercise or vesting is the gross number, including shares surrendered to us for the payment of the exercise and/or withholding taxes.
(2)
The value realized reflects the taxable value to the named executive officer as of the date of the exercise of the SSAR, or vesting of restricted stock units. The actual value ultimately realized by the NEO may be more or less than the value realized calculated in the above table depending on whether and when the NEO held or sold the stock associated with the exercise or vesting occurrence.

Stock Ownership Guidelines

In order to preserve the link between the interests of our executive officers and those of our stockholders, executive officers are expected to establish and maintain a significant level of direct stock ownership.  In February 2013, our Stock Ownership Guidelines were amended and now include all executive officers.  Each executive officer is expected to have minimum qualified holdings based on the lesser of the fair market value of a multiple of his or her base salary or the number of shares as indicated below.  We count unvested time-based restricted stock units, reduced by 33% representing shares withheld for taxes, towards satisfying the guidelines. Currently, all of our executive officers currently meet the ownership levels that are established at the following minimum levels.
Position	Guidelines	Status as of 12/31/2016
Chief Executive Officer	3.0x salary or 85,000 shares	Exceeds
Executive Vice President	2.0x salary or 40,000 shares	Exceeds
Senior Vice President	1.0x salary or 25,000 shares	Exceeds

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation Plans

Top Hat Mutual Fund Option Plan.  The Top Hat Mutual Fund Option Plan (the "Top Hat Plan") was designed to accumulate retirement funds for selected employees, including the executive officers. The Top Hat Plan allowed participants to defer up to 100% of their cash incentive compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus they would have otherwise received. Deferrals under the Top Hat Plan were suspended in 2005. Participants may withdraw any or all amounts at any time but not later than fifteen years from leaving our employment.  The following table includes certain information for those NEOs in the Top Hat Plan.

Name	Aggregate Earnings (Loss) in 2016 ($)	Aggregate Balance at Last FYE ($)
Clarence Smith	$ 64,373	$ 813,643
Dennis Fink	22,414	291,953
Ed Clary	19,919	295,777

Deferred Compensation Plan.  In January 2011, Havertys instituted a Deferred Compensation Plan for certain employees, including the NEOs.  Under this plan participants may voluntarily defer receipt of up to 50% of their salary and 100% of their cash bonuses or non-equity plan compensation and allocate the deferred amounts among a group of investment options that mirrors the fund choices available in Havertys' 401(k) Plan. Havertys may also make a percentage contribution of excess compensation to each participant. "Excess compensation" refers to compensation above which a participant cannot receive an employer matching contribution under the existing 401(k) limits. The percentage Company contribution was 3% for 2016. In general, deferred amounts are distributed to the participant upon termination or at a specified date as elected by the participant or as required by the plan.  The following table includes information for those NEOs participating in the Deferred Compensation Plan.

Name	Executive Contributions in 2016 ($)(1)	Company Contributions in 2016 ($)(2)	Aggregate Earnings (Loss) in 2016 ($)(3)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance at Last FYE ($)(4)
Clarence Smith	$339,310	$27,286	$99,686	—	$1,435,116
Dennis Fink	103,457	10,359	5,628	—	274,459
Steve Burdette	38,130	9,270	13,980	$23,153	111,335
Richard Gallagher	75,408	8,986	27,519	—	185,874
Ed Clary	53,522	8,687	13,613	—	116,763

(1)	Amounts included in this column have been included in the Summary Compensation Table on page 25.
(2)	Amounts included in this column have been reported in the "All Other Compensation" column of the Summary Compensation Table on page 25.
(3)
Amounts included in this column do not constitute above-market or preferential earnings and accordingly such amounts are not reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation
Table on page 25.

(4)
All amounts included in this column have been reported in the current or prior years as either salary, non-equity incentive compensation or all other compensation in the summary compensation tables or as earnings or withdrawals in the deferred compensation tables.

EXECUTIVE COMPENSATION

Pension Benefits and Retirement Plans
The retirement plans are described in the CD&A.  The change in pension value can be impacted by changes in assumptions used to estimate present values.  Amounts for the SERP Plan for 2015 were impacted by the decrease in discount rates and the use of updated mortality tables.

The Pension Plan was terminated in May 2014 and distributions of the participants' plan balance were made in December 2014.  Distribution options included the purchase of an individual annuity, rollover to another qualified retirement account or cash out of the accumulated balance.

The following table provides certain information on the retirement benefits available under the SERP Plan for each NEO at December 31, 2016.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during last fiscal year ($)
Clarence Smith	SERP	40	$ 485,241	—
Dennis Fink	SERP	23	643,958	$17,892
Steve Burdette	SERP	32	233,417	—
Richard Gallagher	SERP	27	327,372	—
Ed Clary	SERP	25	369,224	—

The SERP plan permits participants with 15 or more years of service to retire as early as age 55 with a reduction in the amount of their monthly benefits ranging from 50% at age 55 to 93.3% at age 64.  As of December 31, 2016, Clarence Smith was eligible for retirement with no reduction in benefits. Dennis Fink began receiving monthly benefits in August.

Change in Control Benefits

Our executive officers and other employees have built Havertys into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. We have entered into change in control agreements with all of our executive officers, including the NEOs.  These agreements provide for cash payments and continuation of benefits upon termination of the person's employment due to events as defined in the agreement.

The agreements, entered into with the NEOs, provide that unless the termination of the person is for cause, or by the individual without "Good Reason" as defined in the agreement, the person will be paid:  (i) a lump severance payment in cash equal to the higher of the sum of two times the individual's base salary or two times the average annual base salary for the three years immediately prior to the event upon which the notice of termination is based; (ii) the higher of two times the amount paid to individual as bonus and annual incentive compensation or two times the average amount paid in the three years preceding that in which the date of termination occurs; and (iii) an amount of any annual bonus and non-equity incentive compensation which has been allocated or awarded and has not yet been paid and a pro rata portion for the fiscal year in which the termination occurs.

Under the terms of the agreement, if a change in control occurs, we will, at the election of the individual, repurchase all equity awards held for a lump sum amount in cash equal to the product of the spread (using the per share price as defined in the agreement) times the number of shares covered by each award. We will also arrange to provide life, disability, accident and health insurance benefits similar to those which the individual was receiving immediately prior to the notice of termination for a period of 24 months after the date of termination.

EXECUTIVE COMPENSATION

Because of the so-called "parachute" tax imposed by Internal Revenue Code Section 280G, the agreements include a "cap."  Under this provision, all parachute payments would be reduced so that no excise tax would be imposed on any of the payments and benefits and thus the total amount of payments would never exceed three times his or her "base amount" as defined by the Internal Revenue Code.

Based upon the hypothetical termination date of December 31, 2016, and election to repurchase all equity awards (at a purchase price as determined per the agreement, assumed here to be $24.35), the change in control benefits for our NEOs, assuming the provision of the agreements deem payments should be made, would have been as follows:

Name	Salary times Multiple	Annual Incentive times Multiple	Purchase of Equity Awards	Healthcare and Other Benefits	Total
Clarence Smith	$1,300,000	$1,244,776	$1,389,476	$58,157	$3,992,409
Dennis Fink	780,000	485,462	738,936	57,124	2,061,522
Steve Burdette	740,000	422,474	670,013	40,933	1,873,420
Richard Gallagher	720,000	411,056	676,927	74,819	1,882,802
Ed Clary	710,000	412,164	665,385	72,477	1,860,026

We do not have employment agreements with any of our executive officers and there are no other written agreements related to termination other than the change in control agreements.

Conclusion

The Compensation Committee reviewed various information sources in 2016 and determined that the compensation structure for our chief executive officer and other NEOs was reasonable, remained consistent with our compensation philosophy and was not excessive.

We believe the design of our executive compensation program aligns the interest of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Havertys, while using sound financial controls and high standards of integrity.  We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short-term and long-term operational, financial and strategic objectives.

Proposal 3: Advisory Vote on our Named Executives' Compensation

As discussed in our CD&A starting on page 15, we have designed our executive compensation to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.  We believe that our executive compensation program is designed to reward results relevant to our short-term and long-term success based on both corporate and individual performance.
We are asking our stockholders to provide advisory approval for our NEO compensation as described in this proxy statement.  This proposal, commonly known as a "say-on-pay" proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation policies for our NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this proxy statement.
Because this is an advisory vote, it will not be binding upon Havertys. However, the Compensation Committee will take into account the outcome of the vote in connection with its regular evaluations of our executive compensation program and in establishing our NEOs' compensation.

Our Board of Directors recommends that stockholders vote "FOR" this proposal.

Proposal 4: Advisory Vote on the Frequency of the Stockholder Vote on our Named Executives' Compensation

In addition to the advisory vote on our executives' compensation, we are also seeking a determination from our stockholders as to their preference for having a "say on pay" vote every one, two, or three years.  This non-binding "frequency" vote is required at least once every six years.
Our compensation program objectives include establishing and supporting a performance-driven culture and motivating executives to deliver strong business results.  Accordingly, we believe that a vote of every three years would provide our stockholders with additional time to evaluate the effectiveness of our executive compensation philosophy as it relates to our performance.
As a result, after careful consideration, our board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for Havertys and therefore our board recommends that you vote for a three-year interval for the advisory vote on executive compensation.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore the option that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.  However, because this vote is advisory it will not be binding on the board. However, the board will take into account the outcome of the vote and in establishing the frequency of the stockholder vote on our named executives' compensation.

Our Board of Directors recommends that you vote for the option of "Three Years" for future advisory votes on our Named Executives' Compensation.

AUDIT COMMITTEE REPORT

We are responsible for providing independent, objective oversight of Havertys' accounting functions and internal controls and operate pursuant to a written charter approved by Havertys' board. We are comprised entirely of five independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Havertys' board has determined that each member of the Audit Committee is a "financial expert," as defined by SEC rules.

Management is responsible for Havertys' financial reporting process, including Havertys' system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Havertys' independent registered public accounting firm, or "independent accountants," is responsible for auditing its consolidated financial statements and providing an opinion as to their conformity with accounting principles generally accepted in the United States as well as attesting and reporting on the effectiveness of its internal controls over financial reporting. Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. Consequently, in carrying out our oversight responsibilities, we shall not be charged with, and are not providing, any expert or special assurance as to Havertys' financial statements, or any professional certification as to the independent accountants' work. In addition, we have relied on management's representation that the financial statements have been prepared with integrity and objectively in conformity with accounting principles generally accepted in the United States and on the representations of independent accountants included in their report on Havertys' financial statements.

We schedule our meetings to ensure we have sufficient time to devote attention to all of our tasks and during 2016 met five times.  During 2016 and subsequent to the end of the year, we:
• met with management and the independent accountants, Grant Thornton LLP ("Grant Thornton") to review and discuss Havertys' critical accounting policies and significant estimates;
• met with management and Grant Thornton to review and approve the 2016 audit plan;
• met regularly with both Grant Thornton and the vice president internal audit outside the presence of management;
• reviewed and discussed the quarterly and annual reports prior to filing with the SEC;
• reviewed and discussed the quarterly earnings press releases and other financial press releases;
• met with the vice president internal audit to review, among other things, the audit plan, test work, findings and recommendations, and staffing;
• met with management and Grant Thornton to review the audited financial statements for the year ended December 31, 2016, and internal controls over financial reporting as of December 31, 2016;
• reviewed with senior management significant risks and the processes by which risk is identified, assessed, and mitigated;
• selected for the stockholders' ratification, Grant Thornton as the independent registered public accounting firm for 2017;
• reviewed and reassessed the adequacy of the Audit Committee charter (attached to this proxy statement as Appendix B) and recommended no changes; and
• completed all other responsibilities under the Audit Committee charter.

AUDIT COMMITTEE REPORT (continued)

We have discussed with Grant Thornton the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X, which includes a review of significant accounting estimates and Havertys' accounting practices. In addition, we have received written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent accountants their firm's independence.
Based upon our discussion with management and Grant Thornton, and our review of the representations of management and Grant Thornton, we recommended to the Board that the audited consolidated financial statements be included in Havertys' annual report on Form 10-K for the year ended December 31, 2016.

John T. Glover, Chair
L. Allison Dukes
Vicki R. Palmer
Fred L. Schuermann
Al Trujillo

This report shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this report be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

AUDIT MATTERS

Independent Registered Public Accountants
On January 5, 2016, the Audit Committee of the Company chose not to re-engage Ernst & Young LLP ("EY") as the independent registered public accounting firm for Havertys, effective upon completion by EY of its audit of the Company's consolidated financial statements as of and for the year ending December 31, 2015 and the effectiveness of the Company's internal controls over financial reporting as of December 31, 2015 and all other procedures related to filing the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

The reports of EY on the Company's consolidated financial statements for the years ended December 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2015, and the subsequent interim period from January 1, 2016 through March 4, 2016, (i) the Company had no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods, and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

On January 5, 2016, the Audit Committee appointed Grant Thornton LLP ("Grant Thornton") as the new independent registered public accounting firm for Havertys beginning in the first quarter of 2016. During the Company's years ended December 31, 2014 and 2015, and the subsequent interim period from January 1, 2016 through March 4, 2016, Havertys did not consult Grant Thornton regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or any reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY and Grant Thornton with a copy of the disclosures required by Item 304(a) of Regulation S-K prior to the time this proxy statement was filed with the SEC. In the event that EY or Grant Thornton believed the disclosures were incorrect or incomplete, each was permitted to express its views in a brief statement to be included in this proxy statement. Neither submitted such a statement.
Audit Fees and Related Matters.  Grant Thornton served as independent auditors of our annual financial statements for the year ended December 31, 2016 and EY served as independent auditors of our annual financial statements for 2015.  The following table presents aggregate fees for professional services rendered during those periods.
	December 31,
	2016	2015
Audit – Fees paid to Grant Thornton	$525,500	$—
Audit – Fees paid to EY	—	637,000
Audit-related	38,500	38,500
Tax	72,875	120,875
All Other	6,491	1,995
Total	$643,366	$798,370

Audit Fees. These represent professional services fees for the audit of our annual financial statements, audit of our internal controls over financial reporting, review of the quarterly financial statements included in Forms 10-Q, accounting consultations and out-of-pocket expenses.

Audit-related Fees:  These are professional fees for employee benefit plan audits and other related matters.  These fees were paid to Windham Brannon, P.C.

AUDIT MATTERS

Tax Fees. These are fees for professional services related to tax compliance and advisory services and assistance in responding to various tax authorities.  These fees were paid to EY.

All Other Fees. These are subscription fees to on-line information, accounting and research tools.

As noted previously, we have historically received proxies representing approximately 90% of eligible shares and had no stockholders in attendance at our annual meeting.  Accordingly, our directors and representatives of Grant Thornton will not be present at the annual meeting.

Pre-Approval Policies and Procedures.  The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees detailed above were pre-approved.  The Audit Committee has delegated to its chairman the authority to approve permitted services provided. The chairman reports any decisions at the next scheduled Audit Committee meeting.

INDEPENDENT AUDITOR

Proposal 5: Ratification of the Appointment of our Independent Auditor

The Audit Committee has selected Grant Thornton as our independent auditor for the fiscal year ending December 31, 2017 and we are asking our stockholders to ratify this appointment.  Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of Grant Thornton, an independent registered public accounting firm, to our stockholders for ratification because we value our stockholders' views on our independent auditors and as a matter of good corporate practice.  In the event that our stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to evaluate the appointment of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our stockholders.

Our Board of Directors recommends a vote "FOR" Ratification of the Appointment of Grant Thornton, LLP as our Independent Auditor for 2017.

OWNERSHIP OF SECURITIES

Ownership of Company Stock by Directors and Management

The following table sets forth information regarding beneficial ownership of our common stock and/or Class A common stock by each director, each individual in the Summary Compensation Table and by our directors and executive officers as a group, all as of February 28, 2017.  An asterisk indicates less than 1% of outstanding shares of that respective class.

	Common Stock				Class A Common Stock
	Shares Beneficially Owned (1)		Acquirable Within 60 Days (2)	Percent of Class	Shares Beneficially Owned		Percent of Class
Nominees for Holders of Class A Common Stock
John T. Glover	65,551		—	*	—		—
Rawson Haverty, Jr.	5,895	(3)	1,308	*	658,195	(4)(5)(6)	36.25%
L. Phillip Humann	124,549		—	*	—		—
Mylle H. Mangum	38,273		—	*	—		—
Clarence H. Smith	88,433	(7)(8)	3,598	*	692,483	(9)(10)	38.14%
Al Trujillo	45,663		—	*	—		—
Nominees for Holders of Common Stock
L. Allison Dukes	2,708		—	*	—		—
Vicki R. Palmer	35,655		—	*	—		—
Fred L. Schuermann	30,006		—	*	—		—
Named Executive Officers
Dennis L. Fink	137,716		2,290	*	32,352		1.78
Steven G. Burdette	3,210		1,363	*	28,530		1.57
Richard D. Gallagher	9,463		2,044	*	25,000		1.38
J. Edward Clary	52,752		2,044	*	—		—

Executive Officers and Directors as a group (17)	716,792		16,325	3.80%	1,444,060		79.53%

(1)
This column also includes shares of common stock beneficially owned under our directors' Deferred Plan for the following individuals:  Mr. Glover – 10,573; Mr. Humann – 68,454; Ms. Mangum – 38,273; Mr. Smith – 3,748; Mr. Trujillo – 29,591; and Mr. Schuermann – 30,006.

(2)	Represents shares of common stock resulting from the officers' vested SSARs with an exercise price of $18.14.
(3)	This amount includes 2,000 shares of common stock held in trust for the benefit of Mr. Haverty's minor children for which he is co-trustee.
(4)
According to a Schedule 13D/A filed on January 3, 2017, H5, L.P. holds shared voting and dispositive power over 479,323 shares of Class A common stock.  Rawson Haverty, Jr. is the manager of the Partnership's general partner, Pine Hill Associates, LLC.  Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

OWNERSHIP OF SECURITIES

(5)
This amount also includes 79,517 shares of Class A common stock held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation's shares.

(6)	This amount also includes 17,024 shares of Class A common stock held in trust for the benefit of Mr. Haverty's minor children for which he is co-trustee.
(7)	This amount includes 28,338 shares of common stock held by Mr. Smith's wife.
(8)
This amount includes 7,850 shares of common stock held by a Georgia limited partnership in which Mr. Smith is a partner.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(9)
According to a Schedule 13D filed on January 3, 2017, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Clarence H. Smith is the manager of the Partnership's general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(10)	This amount also includes 1,950 shares of Class A common stock held by Mr. Smith's wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our equity securities are also required by the SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms and amendments provided to us, we believe that all Section 16(a) filing requirements were timely complied with during the fiscal year ended December 31, 2016.

OWNERSHIP OF SECURITIES

Principal Stockholders

The following table shows the number of shares of our common stock and/or Class A common stock owned by persons to have beneficial ownership of more than 5% of our outstanding shares of common and/or Class A common stock as of December 31, 2016 based on information filed with the SEC.  An asterisk indicates less than 5% of outstanding shares of that respective class.

	Common Stock			Class A Common Stock
	Shares Beneficially Owned		Percent of Class	Shares Beneficially Owned		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY	2,402,854	(1)	12.46%	—		—
Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX	1,621,798	(2)	8.41%	—		—
Royce & Associates, LLC 745 Fifth Avenue, New York, NY	1,393,600	(3)	7.23%	—		—
Renaissance Technologies LLC 800 Third Avenue, New York, NY	1,365,500	(4)	7.08%	—		—
The Burton Partnership, LP P.O. Box 4643, Jackson, WY 83001	1,228,255	(5)	6.37%	—		—
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor, Los Angeles, CA	1,139,626	(6)	5.91%	—		—
Villa Clare Partners, L.P. 158 West Wesley Road, Atlanta, GA	*		*	603,497	(7)	33.20%
H5, L.P. 4414 Dunmore Road, NE, Marietta, GA	*		*	479,323	(8)	26.37%
Rawson Haverty, Jr. 780 Johnson Ferry Road, Suite 800, Atlanta,	*		*	178,872	(9)(10)	9.84%

(1)	According to a Schedule 13G filed on January 12, 2017, BlackRock, Inc. holds sole voting power over 2,349,134 shares and sole dispositive power over 2,402,854 shares of common stock.
(2)
According to a Schedule 13G filed on February 9, 2017, Dimensional Fund Advisors LP ("Dimensional") holds sole voting over 1,575,894 shares and dispositive power over 1,621,798 shares of common stock. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). Dimensional possesses investment and/or voting power over the shares held by the Funds. The shares are owned by the Funds and Dimensional disclaims beneficial ownership of these securities.

(3)	According to a Schedule 13G filed on January 9, 2017, Royce & Associates, LP holds sole voting and dispositive power over 1,393,600 shares of common stock.
(4)	According to a Scheduled 13G filed on February 14, 2017, Renaissance Technologies LLC holds sole voting and dispositive power over 1,365,500 shares of common stock.
(5)
According to a Schedule 13G filed on June 1, 2016, The Burton Partnership, LP, The Burton Partnership (QP), LP and Donald W. Burton, General Partner holds sole voting and dispositive power over 1,228,255 shares of common stock.

(6)	According to a Schedule 13G filed on February 10, 2017 NWQ Investment Management Company, LLC holds sole voting and dispositive power over 1,139,626 shares of common stock.
(7)
According to a Schedule 13D/A filed on January 3, 2017, Villa Clare Partners, L.P. holds shared voting and dispositive power over 603,497 shares of Class A common stock. Clarence H. Smith is the manager of the Partnership's general partner, West Wesley Associates, LLC.  Mr. Smith disclaims beneficial ownership of these shares except to the extent of his partnership interest.

OWNERSHIP OF SECURITIES

(8)
According to a Schedule 13D/A filed on January 3, 2017, H5, L.P. holds shared voting and dispositive power over 479,323 shares of Class A common stock.  Rawson Haverty, Jr. is the manager of the Partnership's general partner, Pine Hill Associates, LLC.  Mr. Haverty disclaims beneficial ownership of these shares except to the extent of his partnership interest.

(9)
This amount includes 79,517 shares of Class A common stock held by the Mary E. Haverty Foundation, a charitable organization, for which Mr. Haverty has sole voting power through a revocable proxy granted to him by the Foundation.  Mr. Haverty has no pecuniary interest in the shares of the Foundation and disclaims any beneficial ownership in the Foundation's shares.

(10)	This amount also includes 17,024 shares of Class A common stock held in trust for the benefit of Mr. Haverty's minor children for which he is co-trustee.

EQUITY COMPENSATION PLAN INFORMATION

Information as of December 31, 2016 regarding our equity compensation plans is summarized as follows.

Plan Category	Number of Securities To be issued upon exercise of outstanding equity awards(1) (a)		Weighted-average exercise price of outstanding options and stock-settled stock appreciation rights (SSARs) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Long-Term Incentive Plans	498,195	(2)	$ 18.14	938,427	(3)
Director Compensation Plans	180,645	(4)	—	249,868	(5)
Equity compensation plans not approved by stockholders	—		—	—
Total	620,491		$ 18.14	1,188,295
(1)	Shares issuable pursuant to outstanding equity awards under our 2014 Long-Term Incentive Plan.
(2)	This number includes 397,320 full value restricted stock or restricted units and 100,875 SSARs.
(3)	Any shares which are forfeited, expired, cancelled, or withheld for payment of taxes are made available for use under the 2014 Long-Term Incentive Plan.
(4)	Shares deferred under the Directors' Deferred Compensation Plan. Shares are issued from those held in the Company's treasury.
(5)
Shares remaining under the Directors Compensation Plan. See Proposal 2 on page 14 for more information on the proposed Amended and Restated Director Compensation Plan.  Shares are issued from those held in the Company's treasury.

Effective with the authorization of the 2014 LTIP Plan that was approved by stockholders in May 2014, no additional grants were issued under the 2004 LTIP Plan.  The 2014 LTIP Plan is an omnibus incentive plan which provides cash and equity incentives to eligible employees. The Compensation Committee in consultation with our management designates which employees are eligible to participate, the amount of grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a change in control of Havertys occurs then, at the Compensation Committee's discretion, any award may provide for the immediate vesting or lapse of all restrictions.

Submission of Stockholder Proposals

If you wish to submit a proposal for possible inclusion in our proxy statement relating to our 2018 Annual Stockholders' Meeting, send the proposal to:

Haverty Furniture Companies, Inc.
Corporate Secretary
780 Johnson Ferry Road, Suite 800
Atlanta, GA 30342.

Stockholder proposals intended for inclusion in our proxy statement for the 2018 Annual Stockholders' Meeting in accordance with the SEC's Rule 14a-8 under the Exchange Act must be received by our company no later than the close of business on November 29, 2017. Any stockholder proposal received by the company after that date will not be included in the company's proxy statement relating to the 2018 Annual Stockholders' Meeting. Further, all proposals submitted for inclusion in the company's proxy statement relating to the 2018 Annual Stockholders' Meeting must comply with all of the requirements of SEC Rule 14a-8.

Stockholders who wish to bring business before Havertys' 2018 Annual Stockholders' Meeting other than through a stockholder proposal pursuant to SEC Rule 14a-8 must notify the Corporate Secretary of our company in writing and provide the information required by our Bylaws. Under the Bylaws, the notice must be received by the Corporate Secretary at the address noted above not less than 60 nor more than 90 days prior to the one-year anniversary of the date of the mailing of the notice for the 2018 Annual Stockholders' Meeting, or between December 29, 2017 and January 28, 2018.  However, if the date of the 2018 Annual Stockholders' Meeting is more than 30 days before or after such anniversary date, the notice must be received by the Corporate Secretary at the address noted above not earlier than the 120th day prior to the date of the 2018 Annual Shareholders' Meeting and not later than the later of the 90th day prior to the date of the 2018 Annual Stockholders' Meeting and the tenth day following the day on which a public announcement of the date of the 2018 Annual Stockholders' Meeting is first made. The Bylaws can be found on our corporate website at https://www.havertys.com/furniture/Bylaws.

Available Information

A copy of our Annual Report on Form 10-K, as filed with the SEC, is available free of charge, upon written request to: Stockholder Relations, Havertys, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 or by calling 1-800-241-4599.  Our Form 10-K is also available at our website at havertys.com.

Other Business

As of the date of this proxy statement, we do not know of any business, other than that described in this proxy statement that may come before the meeting. The persons named on your Notice of Internet Availability of Proxy Materials, proxy card or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors

Jenny Hill Parker
Senior Vice President, Finance,
  Secretary and Treasurer
March 29, 2017
Atlanta, Georgia

APPENDIX A

HAVERTY FURNITURE COMPANIES, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

SECTION 1
PURPOSE

1.1	Purpose

The purpose of the Non-Employee Director Compensation Plan (the "Plan") is to enable Haverty Furniture Companies, Inc. (the "Company") to compensate non-employee members (each, a "Non-Employee Director") of the Company's Board of Directors (the "Board") who contribute to the Company's success by their abilities, ingenuity and industry, and to better ensure that the interest of such Non-Employee Directors are more closely aligned with the interests of the Company's stockholders.

SECTION 2
ADMINISTRATION

2.1	Nominating and Corporate Governance Committee

The Plan shall be administered by the Nominating and Corporate Governance Committee of the Board (the "Governance Committee").  The day to day administration of the Plan shall be administered by a committee consisting of the chairman of the Board, chief executive officer and corporate secretary of the Company or such other senior officers as the chief executive officer shall designate (the "Administrative Committee").  Under the direction and guidance of the Governance Committee of the Board, the Administrative Committee shall interpret the Plan, shall recommend to the Governance Committee amendments and rescissions of rules relating to it from time to time as it deems proper and in the best interest of the Company and shall take any other action necessary for the administration of the Plan.

SECTION 3
PARTICIPATION

3.1	Participants

Each person who is a Non-Employee Director on the Effective Date (as defined in Section 6.1 of the Plan) shall become a participant in the Plan on the Effective Date.  Thereafter, each Non-Employee Director shall become a participant immediately upon election or appointment to the Board, as applicable.

SECTION 4
SHARES AVAILABLE FOR THE PLAN

4.1	Maximum Number of Shares

Subject to 4.2, the maximum number of shares of the Company's common stock, $1.00 par value per share (the "Common Stock") which may at any time be awarded under the Plan is five hundred thousand (500,000) shares of Common Stock.  Awards may be from shares held in the Company's treasury.

4.2	Adjustment to Shares of Stock Issuable Pursuant to the Plan

In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock split-up, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change in corporate structure or change affecting the capitalization of the Company, an equitable adjustment shall be made to the number of shares issuable under this Plan as the Board determines is necessary or appropriate, in its discretion, to give proper effect to such corporate action.  Any such adjustment determined in good faith by the Board shall be conclusive and binding for all purposes of this Plan.

SECTION 5
COMPENSATION

5.1	Amount of Compensation

The annual retainer fee, meeting fees (if applicable), committee fee or any other compensation paid to Non-Employee Directors ("Director Compensation") shall be determined by the Governance Committee. Director Compensation shall be paid, unless deferred pursuant to the current Director's Deferred Compensation Plan, or any successor thereto, as amended from time to time ("Deferred Compensation Plan"), on the Payment Dates of the Annual Period as defined in Section 5.7 and 5.8.

5.2 Annual Retainer

The Annual Retainer Fee ("Annual Retainer") shall be determined by the Governance Committee and shall consist of cash and Common Stock.  A minimum of two-thirds of the Annual Retainer shall be paid in shares of Common Stock on the first Payment Date of the Annual Period. The remaining portion of the Annual Retainer may, at the election of the Non-Employee Director pursuant to Section 5.3 hereof, be paid in cash on November 1 or in shares of Common Stock on the first Payment Date of the Annual Period.  In addition to the Annual Retainer, the Company may provide a non-executive Chairman of the Board or Lead Director, if any, with an additional annual retainer to perform the duties of Chairman of the Board or independent Lead Director.

In the discretion of each Non-Employee Director, he or she may, by written election made on or before October 31 of the calendar year prior to the Annual Period, elect to receive 100% of his or her Annual Retainer in shares of Common Stock. Such election shall be irrevocable with respect to the next Annual Period's Annual Retainer and shall be effective for the next succeeding Payment Date.

5.4 Determination of Number of Shares of Common Stock Issuable

On the first day of the Annual Period each year, the number of whole shares of Common Stock to be paid to a Non-Employee Director in respect of such Non-Employee Director's Annual Retainer shall be determined by dividing the dollar amount of the Annual Retainer to be paid in Common Stock by the Market Price (as hereinafter defined) of the Common Stock as of the first day of the Annual Period (or if the first day of the Annual Period is not a day on which trading is conducted on the securities market or exchange on which the Common Stock is then traded, then as of the last such trading day occurring before the first day of the Annual Period).  No fractional share shall be paid pursuant to this Section 5.4 and in lieu thereof the Non-Employee Director shall be paid the cash equivalent of any such fraction share.

For the purpose of this Section 5.4, "Market Price" shall mean, as of any date, the closing price of the Common Stock on such date as quoted by the New York Stock Exchange or, if the Common Stock is then traded on a different securities market or exchange, the closing price of such Common Stock as quoted on such market or exchange.

5.5 Meeting Fees; Committee Chairman Fees

In addition to payment of the Annual Retainer provided for in Sections 5.1 and 5.2 each Non-Employee Director may be paid additional fees in cash for attendance at Board and committee meetings ("Meeting Fee").  An annual committee chair retainer fee shall be paid in cash to each Non-Employee Director who is serving as chairman of each of the Board's standing committees ("Committee Chairman Fee"). In addition, other fees may be paid from time to time, including committee membership fees, lead director retainers, etc.  The Meeting Fees, if any,  the Committee Chairman Fee, and any additional fees shall be determined by the Governance Committee from time to time.

5.6 Deferral of Compensation

Each Director may, by October 31 of each calendar year prior to the Annual Period or at such later time as may be provided by Treasury Regulations promulgated under Section 409A of the Code, elect to (i) receive his or her Director Compensation for the Annual Period in the form of cash or Common Stock, in accordance with Section 5.2 and 5.3, (ii) defer receipt of the cash or common stock payment of his or her Annual Retainer, including any additional applicable fees, in accordance with, and pursuant to the terms and conditions of, the Deferred Compensation Plan, or (iii) any combination thereof.  Unless otherwise provided under the term of the Annual Retainer, if no election is received by the Company, the Non-Employee Director shall be deemed to have made an election to receive his or her Annual Retainer in the same manner as the prior Annual Period.  An election under this Section 5.6 and in accordance with the terms of the Deferred Compensation Plan shall apply to the Director Compensation earned during the Annual Period (as defined below) for which the election is effective.

5.7 Payment Dates

The term "Payment Date" shall mean the first day of the Annual Period and each November 1 of the Annual Period.

5.8 Annual Period

The term "Annual Period" shall mean the period which begins on the Company's Annual Stockholders Meeting and terminates the day before the succeeding Annual Stockholders' Meeting.

SECTION 6.
GENERAL PROVISIONS

6.1	Effective Date and Term of Plan

The Plan was adopted by the Board on February 23, 2006, and approved by the Company's stockholders on May 16, 2006 (the "Effective Date"). This Plan has been amended from time to time and is hereby amended and restated effective as of May 16, 2016 (the "Restatement Date"). The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 6.2, until the date immediately preceding the tenth (10th) anniversary of the Restatement Date of the Plan.

6.2	Termination and Amendment

Subject to the approval of the Governance Committee and the Board, the Administrative Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval required; provided however, that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required.  The Board, at the recommendation of the Governance Committee, may at any time suspend the operation of or terminate the plan.  No amendment, suspension or termination may impair the right of a Non-Employee Director or the Non-Employee Director's designated beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination.

6.3	Six Month Holding Period

All shares of Common Stock issued under the Plan must be held for six months from the date of issuance prior to any disposition by the Non-Employee Director.

6.4	Applicable Law

The Plan shall be construed and governed in accordance with the laws of the State of Georgia.

APPENDIX B

HAVERTY FURNITURE COMPANIES, INC.
AUDIT COMMITTEE CHARTER

PURPOSE AND RESPONSIBILITY: The primary function of the Audit Committee (the "Committee") is to represent and assist the board in fulfilling its oversight responsibility regarding:
1.	The integrity of the Company's financial statements.
2.	The appropriateness of the Company's accounting policies.
3.	The adequacy of the Company's internal controls and the integrity of the Company's financial information reported to the public.
4.	The performance of the Company's internal audit function.
5.	The selection, qualifications, independence and performance of the Company's independent auditors.
6.	The Company's compliance with legal and regulatory requirements.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor.  Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the members of the Committee.

MEMBERSHIP: The Committee shall be comprised of no fewer than three independent members of the board.

To be considered independent, each Committee member must: (1) meet the independence requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, (2) must not accept any compensation from the Company either directly or indirectly other than compensation as a board member, Committee member or as a member of any other committee of the board and (3) must not be an affiliated person of the Company or any of its subsidiaries.

The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected annually by the board to serve until their successors are duly elected and qualified.

All members of the Committee shall be financially literate as determined by the board, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an "audit committee financial expert", as defined by the SEC.

Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Committee members may be removed by a majority of the board at any time, with or without cause.

MEETINGS AND PROCEDURES:   The Committee shall meet at least four times annually or more frequently as circumstances dictate.

The Committee may meet in person, telephonically or electronically, or by any other means permitted by law or the Company's By-laws.

As part of its responsibility to foster free and open communication, the Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

A majority of the members of the Committee shall constitute a quorum and the Committee shall act on the affirmative vote of a majority at a meeting at which a quorum is present.

The Committee may take action by unanimous written consent in lieu of a meeting.

Special meetings of the Committee may be called by the chairman or any two members of the Committee.

The Committee shall report to the board any material actions taken or significant matters discussed at each meeting of the Committee.

The Committee shall keep written minutes of its meetings which minutes shall be maintained with the books and records of the Company. Any member of the board shall be provided with copies of such Committee minutes if requested.

The Committee will discuss with the board any material issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with regulatory requirements, the performance and independence of the Company's independent auditor, or the performance of the internal audit function.

DUTIES AND RESPONSIBILITIES:  The Committee will have broad authority and powers in fulfilling its purpose and discharging its responsibilities.

Resources

The Committee shall maintain free and open communication between the Committee, independent auditor, the internal auditors, and management of the Company.

The Committee shall be empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

The Committee shall receive appropriate funding from the Company, as determined by the Committee, for payment of compensation to any such counsel and advisor.

Independent Auditor:  In connection with its oversight of the independent auditor, the Committee shall:

Be directly responsible for the appointment, approving the compensation, retention, and termination of the independent auditor.

Review and approve the terms of the engagement of the independent auditor, including the scope of their audit, proposed fees and personnel qualifications.

Be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting.

Approve in advance any permissible audit and non-audit services and fees provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to the chairman of the Committee.  The decisions of the chairman to whom pre-approval authority is delegated must be presented to the Committee at its next scheduled meeting.

Periodically review information from the independent auditor regarding the independent auditor's qualifications, independence and performance.

•
Receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Public Company Accounting Oversight Board ("PCAOB") Rules;

•	Discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and;

•	Recommend that the board take appropriate action in response to the independent auditors' report to satisfy itself of the auditor's independence.

Require the rotation of the lead audit partner of the independent audit firm every five years, with a two-year timeout provision.  The Committee shall establish when the five-year limit will be reached for the current lead audit partner.  At least one year prior to that time, the Committee shall discuss transition plans for the new lead audit partner.  The five-year limit will be reviewed annually with the independent auditor.

Set clear hiring policies for employees or former employees of the independent auditor that meets the SEC regulations and stock exchange listing standards.

Receive and review required communications from the independent auditor, including the independent auditor's report concerning:
•	critical accounting policies and practices to be used;
•
all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

At least annually, receive and review the independent auditor's report on:
•	the independent auditor's internal quality control procedures.
•
any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Internal Audit:  The Committee shall:

Review and concur in the appointment and replacement of the head of internal audit.

Review the objectivity, organization structure, staff qualifications and responsibilities of the internal audit department.

Approve the Internal Audit Charter, which defines the purpose, authority and responsibilities of the Company's internal audit function.

Review the significant reported issues to management prepared by the internal audit function and the management responses to such issues/recommendations.

Review and approve the annual Internal Audit Risk Assessment and Audit Plan and any subsequent changes.

Risk Assessment and Risk Management:  The Committee shall:

Review, at least annually, the Company's risk assessment and risk management policies and procedures, including its major financial risk exposures and the steps management has taken to monitor and control such exposures.

Review and discuss, at least annually, the company's information security and technology risks (including cybersecurity), including the company's information security and risk management programs.

Internal Controls:  The Committee shall:

Understand the scope of the internal and external auditors' reviews of internal control over financial reporting.

Review with management and the internal auditors the adequacy and effectiveness of the Company's internal controls, financial controls and disclosure controls and procedures and the Report of Management on Internal Control over Financial Reporting.

Review with the independent auditor and management the independent auditor's Annual Report on Internal Control over Financial Reporting and obtain reports on significant findings and recommendations, together with management's responses.

Financial Reports and Disclosures:  The Committee shall:

Review and discuss with management and the independent auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company's selection or application of accounting principles.

Review with the independent auditor any audit problems, differences or difficulties and management's response.

Review with management and the independent auditor the Company's Form 10‑K, including the Company's annual audited financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and recommend for board approval the inclusion of the financial statements in the Form 10-K for filing with the Securities and Exchange Commission.

Discuss with management and the independent auditor the Company's quarterly financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Discuss with management and the independent auditor the procedures employed to ensure compliance with Sarbanes-Oxley sections 302 and 404, including policies and procedures regarding adequacy of financial reporting and disclosure controls.

Prepare and approve the Audit Committee Report for the Company's proxy statement.

Review with management and the independent auditor the earnings press releases.

Periodically discuss with management and the independent auditor policies regarding earnings releases, financial information and earnings guidance provided to analysts and rating agencies.

Review and discuss with management and the independent auditor recent professional, accounting, and regulatory pronouncements and initiatives, and understand their impact on the Company's financial statements.

Review with management and the independent auditor all matters required to be communicated to the Committee under the standards of the Public Company Accounting Oversight Board (PCAOB) and generally accepted auditing standards.

Compliance and Legal Matters:  The Committee shall:

Review with the appropriate members of management the Company's compliance program, material litigation and other legal matters as appropriate.

Review at least annually the Company's Code of Conduct to ensure that it is adequate and up to date as it relates to financial responsibility.

Establish and review periodically procedures for:

▪	receipt, retention and treatment of complaints regarding the Company's accounting, internal accounting controls and auditing matters;

▪	employees to submit confidentially and anonymously concerns regarding questionable accounting and auditing matters.

Discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints and any published reports that raise material issues regarding the Company's financial statements, internal control over financial reporting, accounting policies or internal audit function.

Performance Evaluation and Charter Review:  The Committee shall annually:

Conduct an annual performance assessment on the Committee in conjunction with the Nominating and Corporate Governance Committee, the results of which shall be reported to the full board by the Nominating and Corporate Governance Committee.

Review and reassess its charter in conjunction with the Nominating and Corporate Governance Committee and recommend any proposed changes to the full board for approval.

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

Haverty Furniture Companies, Inc.	Meeting Type: Annual
For holders as of: March 10, 2017
Date: May 8, 2017 Time: 10:00 a.m. ET
Location: Marriott SpringHill 120 East Redwood Street Baltimore, Maryland 21202

Haverty Furniture Companies, Inc. 780 Johnson Ferry Road Suite 800 Atlanta, GA 30342
You are receiving this communication because you hold share sin the company named above.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

- Before You Vote -
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the  information that is printed in the box marked by the arrow   à [xxxxxxxx] (located on the following page) and visit:  www.proxyvote.com.

How to Request and Receive a PAPER or EMAIL Copy:
If you want to receive a paper or email copy of these documents, you must request one.  There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:

1) BY INTERNET:      www.proxyvote.com
2) BY TELEPHONE:   1-800-579-1639
3) BY MAIL*:              sendmaterial@proxyvote.com

*If requesting materials by email, please send a blank email with the information that is printed in the box marked by the arrow  à [xxxxxxxxx] (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this email address will NOT be forwarded to your investment advisor.  Please make the request as instructed above on or before April 25, 2016 to facilitate timely delivery.

- How To Vote -
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting.  Please check the meeting materials for any special requirements for meeting attendance.  At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow  à [xxxxxxxxx] available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends a vote FOR its nominees.

Election of Directors
1. Election of Directors: Holders of Class A Common Stock
Nominees:
01) John T. Glover 04) Mylle H. Mangum
02) Rawson Havertys, Jr. 05) Clarence H. Smith
03) L. Phillip Humann 06) Al Trujillo

The Board of Directors recommends a vote FOR the following proposals.

2. Approval of the Director Compensation Plan, as amended and restated

3. Advisory vote on our named executives' compensation.

The Board of Directors recommends you vote 3 years on the following proposal.

4. Advisory vote on the frequency of the stockholder vote on our named executives' compensation.

The Board of Directors recommends a vote FOR the following proposals.

5. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2017.

Voting Items

The Board of Directors recommends a vote FOR its nominees.

Election of Directors
1. Election of Directors: Holders of Common Stock

01) L. Allison Dukes 03) Fred L. Schuermann
02) Vicki R. Palmer

The Board of Directors recommends a vote FOR the following proposals.

2. Approval of the Director Compensation Plan, as amended and restated

3. Advisory vote on our named executives' compensation.

The Board of Directors recommends you vote 3 years on the following proposal.

4. Advisory vote on the frequency of the stockholder vote on our named executives' compensation.

The Board of Directors recommends a vote FOR the following proposal.

5. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2017.

P R O X Y	HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 8, 2017

By signing this proxy you appoint Belinda J. Clements and Clarence H. Smith, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposal and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on May 8, 2017, at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, at 10:00 A.M.

Please be sure to vote all classes of stock that you own.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/ Comments:

(if you noted any Address Changes/comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE

HAVERTYS
HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, GA  30342

HAVERTYS COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o. Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY  WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. COMMON STOCK
The Board of Directors recommends a vote FOR its nominees.

Election of Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR its nominees.
1. Election of Directors: Holders of Common Stock
01) L. Allison Dukes	03) Fred L. Schuermann
02) Vicki R. Palmer

The Board of Directors recommends a vote FOR the following proposals.
2. Approval of the Director Compensation Plan, as amended and restated.	For Against Abstain ☐ ☐ ☐

3. Advisory vote on our named executives' compensation.	For Against Abstain ☐ ☐ ☐

The Board of Directors recommends a vote 3 years on the following proposal.
4. Advisory vote on the frequency of the stockholder vote on our named executives' compensation	1 Years 2 Years 3 Years Abstain ☐ ☐ ☐ ☐

The Board of Directors recommends a vote FOR the following proposal.
5. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2017.	For Against Abstain ☐ ☐ ☐

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, administrator, trustee or guardian, please give full title as such.   If a corporation, please sign in full corporate name by President or other authorized person.  If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated. [ ]

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

P R O X Y	HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held May 8, 2017

By signing this proxy you appoint Belinda J. Clements and Clarence H. Smith, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposal and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on May 8, 2017, at the Marriott SpringHill, 120 East Redwood Street, Baltimore, Maryland, at 10:00 A.M.

Please be sure to vote all classes of stock that you own.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/ Comments:

(if you noted any Address Changes/comments above, please mark corresponding box on other side.)

SEE REVERSE SIDE

HAVERTYS
HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, GA  30342

HAVERTYS CLASS A COMMON STOCK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o. Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE BE SURE TO VOTE ALL CLASSES OF STOCK THAT YOU OWN.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY  WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC. CLASS A COMMON STOCK
The Board of Directors recommends a vote FOR its nominees.

Election of Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR its nominees.
1. Election of Directors: holders of Class A Common Stock
01) John T. Glover	04) Mylle H. Mangum
02) Rawson Haverty, Jr.	05) Clarence H. Smith
03) L. Phillip Humann	06) Al Trujillo

The Board of Directors recommends a vote FOR the following proposals.
2. Approval of the Director Compensation Plan, as amended and restated.	For Against Abstain ☐ ☐ ☐

3. Advisory vote on our named executives' compensation.	For Against Abstain ☐ ☐ ☐

The Board of Directors recommends a vote 3 years on the following proposal.
4. Advisory vote on the frequency of the stockholder vote on our named executives' compensation	1 Years 2 Years 3 Years Abstain ☐ ☐ ☐ ☐

The Board of Directors recommends a vote FOR the following proposal.
5. Ratification of the Appointment of Grant Thornton LLP as Independent Auditor for 2017.	For Against Abstain ☐ ☐ ☐

Please date and sign exactly as name(s) appear(s) hereon. When signing as an attorney, administrator, trustee or guardian, please give full title as such.   If a corporation, please sign in full corporate name by President or other authorized person.  If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.

For address changes and/or comments, please check this box and write them on the back where indicated. [ ]